Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re	)	Chapter 11
)
CLOUD PEAK ENERGY INC., et al.,	)	Case No. 19 — 11047 (KG)
)
Debtors.(1))		(Jointly Administered)
)
	)	Re: Docket No. 744, 745, & 854

FINDINGS OF FACT,

CONCLUSIONS OF LAW, AND

ORDER (I) APPROVING THE DEBTORS’

DISCLOSURE STATEMENT AND (II) CONFIRMING

THE REVISED FIRST AMENDED JOINT CHAPTER 11 PLAN OF

CLOUD PEAK ENERGY INC. AND CERTAIN OF ITS DEBTOR AFFILIATES

The above-captioned debtors and debtors in possession (collectively, the “Debtors”) having:

a.                                      commenced the chapter 11 cases (the “Chapter 11 Cases”) by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) on May 10, 2019 (the “Petition Date”);

b.                                      continued to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;

c.                                       filed, on October 4, 2019, (i) the Joint Chapter 11 Plan of Cloud Peak Energy Inc. and Certain of its Debtor Affiliates [Docket No. 680], (ii) the [Proposed] Disclosure Statement for the Joint Chapter 11 Plan of Cloud Peak Energy Inc. and Certain of its Debtor Affiliates [Docket No. 681], and (iii) the Motion of Debtors for Entry of an Order (I) Conditionally Approving the Disclosure Statement;

(1)         The Debtors in these chapter 11 cases and the last four digits of their respective federal tax identification numbers are:  Antelope Coal LLC (8952); Arrowhead I LLC (3024); Arrowhead II LLC (2098); Arrowhead III LLC (9696); Big Metal Coal Co. LLC (0200); Caballo Rojo LLC (9409); Caballo Rojo Holdings LLC (4824); Cloud Peak Energy Finance Corp. (4674); Cloud Peak Energy Inc. (8162); Cloud Peak Energy Logistics LLC (7973); Cloud Peak Energy Logistics I LLC (3370); Cloud Peak Energy Resources LLC (3917); Cloud Peak Energy Services Company (9797); Cordero Mining LLC (6991); Cordero Mining Holdings LLC (4837); Cordero Oil and Gas LLC (5726); Kennecott Coal Sales LLC (0466); NERCO LLC (3907); NERCO Coal LLC (7859); NERCO Coal Sales LLC (7134); Prospect Land and Development LLC (6404); Resource Development LLC (7027); Sequatchie Valley Coal Corporation (9113); Spring Creek Coal LLC (8948); Western Minerals LLC (3201); Youngs Creek Holdings I LLC (3481); Youngs Creek Holdings II LLC (9722); Youngs Creek Mining Company, LLC (5734).  The location of the Debtors’ service address is:  385 Interlocken Crescent, Suite 400, Broomfield, Colorado 80021.

(II) Scheduling a Combined Plan and Disclosure Statement Hearing; (III) Approving Solicitation Packages and Procedures; (IV) Approving the Form of Ballots; and (V) Granting Related Relief [Docket No. 685];

d.                                      filed, on October 14, 2019, (i) the First Amended Joint Chapter 11 Plan of Cloud Peak Energy Inc. and Certain of its Debtor Affiliates [Docket No. 711], (ii) the [Proposed] First Amended Disclosure Statement for the Joint Chapter 11 Plan of Cloud Peak Energy Inc. and Certain of its Debtor Affiliates [Docket No. 712], (iii) the Notice of Filing of First Amended Plan and Disclosure Statement and Blacklines [Docket No. 713], and (iv) Notice of Filing of Revised Conditional Disclosure Statement Order [Docket No. 714];

e.                                       filed, on October 22, 2019, (i) the Revised First Amended Joint Chapter 11 Plan of Cloud Peak Energy Inc. and Certain of its Debtor Affiliates [Docket No. 744] (as may be further modified, amended, or supplemented from time to time, the “Plan”)(2), a copy of which is annexed hereto as Exhibit A, (ii) the Revised First Amended Disclosure Statement for the Joint Chapter 11 Plan of Cloud Peak Energy Inc. and Certain of its Debtor Affiliates [Docket No. 745] (as may be further modified, amended, or supplemented from time to time, the “Disclosure Statement”), and (iii) the Notice of Filing of Revised First Amended Plan and Disclosure Statement and Blacklines [Docket No. 746];

f.                                        filed, on October 25, 2019, (i) the Notice of Correction to Revised First Amended Disclosure Statement and Blackline [Docket No. 764], (ii) the Notice of (I) Conditional Approval of Disclosure Statement; (II) Hearing to Consider Final Approval of Disclosure Statement and Confirmation of Plan; (III) Deadline for Filing Objections to Final Approval of Disclosure Statement and Confirmation of Plan; and (IV) Other Relevant Information [Docket No. 765] (the “Combined Hearing Notice”) which contained, inter alia, notice of the date and time set for the combined hearing to consider final approval of the Disclosure Statement and Confirmation of the Plan (the “Confirmation Hearing”), and the deadlines for filing objections to the Plan and the Disclosure Statement and for voting to accept or reject the Plan, and (iii) the Notice of Non-Voting Status and (I) Conditional Approval of Disclosure Statement, (II) Hearing to Consider Confirmation of the Plan, and (III) Deadline for Filing Objections to Confirmation of the Plan [Docket No. 766] (the “Notice of Non-Voting Status”);

g.                                       caused solicitation materials and notice of the deadlines for voting on the Plan and objecting to confirmation of the Plan to be distributed through Prime Clerk, LLC (the “Notice and Claims Agent”), commencing on October 29, 2019, consistent with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware (the “Local Rules”), applicable nonbankruptcy law, and the Conditional Disclosure Statement Order (as

(2)         Capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Plan.  The rules of interpretation set forth in Article I.B of the Plan shall apply.

defined herein), which Conditional Disclosure Statement Order also approved, among other things, voting and tabulation procedures (the “Solicitation and Tabulation Procedures” and/or the “Master Ballot Voting and Tabulation Procedures”) and related notices, forms, and Ballots, as evidenced by the Affidavit of Service of Solicitation Materials [Docket No. 780] (the “Solicitation Affidavit”);

h.                                      caused notice of the Confirmation Hearing to be published on October 30, 2019 in the National Edition of USA Today (the “Publication Notice”), as evidenced by the Affidavit of Publication [Docket No. 782] (the “Publication Notice Affidavit”);

i.                                          filed, on November 20, 2019, the Notice of Filing Supplement to the Revised First Amended Joint Chapter 11 Plan of Cloud Peak Energy Inc. and Certain of Its Debtor Affiliates [Docket No. 810], on December 3, 2019, the Notice of Filing Amended Plan Supplement [Docket No. 857], and on December 4, 2019, the Notice of Filing Second Amended Plan Supplement [Docket No. 862] (collectively, the “Plan Supplement”);

j.                                         filed, on December 3, 2019, the Declaration of James Daloia of Prime Clerk LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Revised First Amended Joint Chapter 11 Plan of Cloud Peak Energy Inc. and Certain of its Debtor Affiliates [Docket No. 849] (the “Voting Certification”), which detailed the results of the Plan solicitation and voting process;

k.                                      filed, on December 3, 2019, (i) the Declaration of Alan Boyko in Support of Confirmation of Revised First Amended Joint Chapter 11 Plan of Cloud Peak Energy Inc. and Certain of Its Debtor Affiliates [Docket No. 851] and (ii) the Declaration of Heath Hill in Support of Confirmation of Revised First Amended Joint Chapter 11 Plan of Cloud Peak Energy Inc. and Certain of Its Debtor Affiliates [Docket No. 850] (collectively, the “Confirmation Declarations”); and

l.                                          filed, on December 3, 2019, the Debtors’ Memorandum of Law in Support of Confirmation of the Revised First Amended Joint Chapter 11 Plan of Cloud Peak Energy Inc. and Certain of Its Debtor Affiliates [Docket No. 852] (the “Confirmation Brief”).

The Court having:

a.                                      entered the Order (I) Conditionally Approving the Disclosure Statement; (II) Scheduling a Combined Plan and Disclosure Statement Hearing; (III) Approving Solicitation Packages and Procedures; (IV) Approving the Form of Ballots; and (V) Granting Related Relief [Docket No. 721] (the “Conditional Disclosure Statement Order”);

b.                                      set October 15, 2019, at 5:00 p.m. (prevailing Eastern Time) as the voting record date (the “Voting Record Date”);

c.                                       set October 29, 2019, at 5:00 p.m. (prevailing Eastern Time) as the date and time by which the Debtors must commence solicitation;

d.                                      set November 11, 2019, at 5:00 p.m. (prevailing Eastern Time) as the date and time by which Holders of Claims may file with the Court a motion pursuant to Bankruptcy Rule 3018(a), for an order temporarily allowing its claim in a different amount or classification for purpose of voting to accept or reject the Plan, and November 20, 2019, at 5:00 p.m. (prevailing Eastern Time) for the Debtors to file and serve any responses to such Rule 3018 motions;

e.                                       set November 20, 2019, at 5:00 p.m. (prevailing Eastern Time) as the date and time by which any Plan Supplement must be filed with the Court;

f.                                        set November 27, 2019, at 5:00 p.m. (prevailing Eastern Time) as:  (i) the deadline by which any Debtor objections to Claims for voting purposes must be filed with the Court; (ii) the deadline by which Ballots must be received by the Notice and Claims Agent (the “Voting Deadline”); and (iii) the deadline by which objections to the adequacy of the Disclosure Statement and/or Confirmation of the Plan must be filed (the “Objection Deadline”);

g.                                       set December 3, 2019, at 5:00 p.m. (prevailing Eastern Time) as:  (i) the deadline by which the Debtors shall file the Voting Certification; and (ii) the deadline by which the Debtors must file the Confirmation Brief;

h.                                      set December 5, 2019, at 9:30 a.m. (prevailing Eastern Time) as the date and time for the Confirmation Hearing pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code;

i.                                          reviewed the Plan, the Disclosure Statement, the Confirmation Brief, the Plan Supplement, the Voting Certification, the Confirmation Declarations, and all pleadings, exhibits, statements, responses, and comments regarding Confirmation, including any and all objections, statements, and reservations of rights filed by parties in interest on the docket of the Chapter 11 Cases;

j.                                         held the Confirmation Hearing;

k.                                      heard the statements, arguments, and objections, if any, made by counsel in respect of Confirmation;

l.                                          considered all oral representations, testimony, documents, filings, and other evidence regarding Confirmation;

m.                                  taken judicial notice of all pleadings and other documents filed, all orders entered, and all evidence and arguments presented in the Chapter 11 Cases; and

n.                                      overruled any and all objections to the Plan and to Confirmation and all statements and reservations of right not consensually resolved or withdrawn unless otherwise indicated herein.

NOW, THEREFORE, the Court having found that notice of the Confirmation Hearing and the opportunity for any party in interest to object to Confirmation and the adequacy of the Disclosure Statement on a final basis have been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents filed in support of Confirmation and all evidence proffered, admitted, or adduced by counsel at the Confirmation Hearing and the entire record of the Chapter 11 Cases establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Court hereby makes and issues the following Findings of Fact, Conclusions of Law, and Orders:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.                                    Findings and Conclusions.

1.                                      The findings and conclusions set forth herein and on the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014.  The findings and conclusions of the Court pursuant to Bankruptcy Rule 7052 set forth in the record at the Confirmation Hearing, if any, are incorporated as if set forth herein. To the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such.

B.                                    Jurisdiction, Venue, and Core Proceeding.

2.                                      The Court has jurisdiction over the Chapter 11 Cases pursuant to sections 157 and 1334 of title 28 of the United States Code.  The Court has exclusive jurisdiction to determine whether the Disclosure Statement and Plan comply with the applicable provisions of the Bankruptcy Code and should be approved and confirmed, respectively.  Venue is proper in this district pursuant to sections 1408 and 1409 of title 28 of the United States Code.  Approval of the Disclosure Statement and Confirmation of the Plan are core proceedings within the meaning of section 157(b)(2) of title 28 of the United States Code and the Court may enter a final order consistent with Article III of the United States Constitution.

C.                                    Eligibility for Relief.

3.                                      The Debtors were and are entities eligible for relief under section 109 of the Bankruptcy Code.

D.                                    Commencement and Joint Administration of the Chapter 11 Cases.

4.                                      On the Petition Date, each Debtor commenced a chapter 11 case by filing a voluntary petition for relief under chapter 11 of the Bankruptcy Code.  By prior order of the Court, the Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015 [Docket No. 89].  The Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.  No trustee or examiner has been appointed in the Chapter 11 Cases.  On May 22, 2019, the Office of the United States Trustee for the District of Delaware (the “U.S. Trustee”) appointed an Official Unsecured Creditors’ Committee (the “Committee”) in the Chapter 11 Cases.

E.                                    Judicial Notice.

5.                                      The Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court, including all pleadings and other documents filed, all orders entered, all hearing transcripts, and all evidence and arguments made, proffered, or adduced at the hearings held before the Court during the pendency of the Chapter 11 Cases.

F.                                     Notice.

6.                                      Due, timely, proper, and adequate notice of the Plan, the Disclosure Statement, and the Confirmation Hearing, together with the deadlines for voting to accept or reject the Plan as well as objecting to the Disclosure Statement and the Plan, has been provided substantially in accordance with the Conditional Disclosure Statement Order as set forth in the Solicitation Affidavit and the Publication Notice Affidavit.

7.                                      Such notice was appropriate and satisfactory based upon the facts and circumstances of the Chapter 11 Cases and pursuant to sections 1125 and 1128 of the Bankruptcy Code, Bankruptcy Rules 2002, 3017, 3018, and 3020, and other applicable law and rules.  Because such transmittal and service were adequate and sufficient, no other or further notice is necessary or shall be required, and due, proper, timely and adequate notice of the Confirmation Hearing has been provided in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and applicable nonbankruptcy law.

G.                                   Disclosure Statement.

8.                                      The Disclosure Statement contains (a) sufficient information of a kind consistent with the disclosure requirements of all applicable nonbankruptcy laws, rules, and regulations, including the Securities Act (to the extent applicable), and (b) “adequate information” (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein, and is approved in all respects.

H.                                   Solicitation.

9.                                      The Plan, the Plan Supplement, the Disclosure Statement, the Ballots, the Notice of Non-Voting Status, the Combined Hearing Notice, and the other materials distributed by the Debtors in connection with solicitation of the Plan (collectively, the “Solicitation Package”) were transmitted and served in compliance with the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, with the Local Rules, and with the Solicitation and Tabulation Procedures and/or the Master Ballot Voting and Tabulation Procedures, as applicable, set forth in the Conditional Disclosure Statement Order.

10.                               As set forth in the Solicitation Affidavit, on October 29, 2019, the Solicitation Package was transmitted to and served on the eligible Holders of Claims in the Classes of Claims entitled to vote to accept or reject the Plan (the “Voting Classes”).  Each Holder of a Claim in the Voting Classes received a Ballot.  The form of the Ballots adequately addressed the particular needs of the Chapter 11 Cases and was appropriate for the Holders of Claims in each Voting Class.  The instructions on the Ballot advised that for the Ballot to be counted, the Ballot must be properly executed, completed, and delivered to the Notice and Claims Agent so that it was actually received by the Notice and Claims Agent no later than 5:00 p.m. (prevailing Eastern Time) on the Voting Deadline, unless such time was extended by the Debtors.  The period during which the Debtors solicited acceptance of the Plan was a reasonable period of time for Holders of Claims in the Voting Classes to make an informed decision to accept or reject the Plan.

11.                               The Debtors were not required to solicit votes from the Holders of Claims in Class 1 — Other Priority Claims and Class 2 — Other Secured Claims (collectively, the “Unimpaired Classes”), as each such class is Unimpaired under the Plan and thus presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  The Debtors were not required to solicit votes from the Holders of Claims and Interests in Class 5 — Intercompany Claims, Class 6 — Intercompany Interests, and Class 7 — Parent Interests (collectively, the “Deemed Rejecting Classes”), as such classes are Impaired and not entitled to receive distributions on account of their Claims or Interests under the Plan and, thus, are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

12.                               As described in and as evidenced by the Voting Certification and the Solicitation Affidavit, the transmittal and service of the Solicitation Package (all of the foregoing, the “Solicitation”) was timely, adequate, and sufficient under the circumstances and no other or further Solicitation was or shall be required.  The Solicitation complied with the Solicitation and Tabulation Procedures and/or the Master Ballot Voting and Tabulation Procedures, as applicable, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, was conducted in good faith and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, Conditional Disclosure Statement Order, and any other applicable rules, laws, and regulations.

I.                                        Voting.

13.                               On December 3, 2019, the Voting Certification was filed with the Court, certifying the method and results of the Ballots tabulated for the Voting Classes.  As of the Voting Deadline, 94.41% in number and 99.75% in dollar amount of the Holders of Claims in Class 3 that timely voted, voted to accept the Plan and 89.84% in number and 95.76% in dollar amount of the Holders of Claims in Class 4 that timely voted, voted to accept the Plan, in each case without counting the votes of any insider (as such term is defined in section 101(31) of the Bankruptcy Code).  As evidenced by the Voting Certification, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Solicitation and Tabulation Procedures, the Master Ballot Voting and Tabulation Procedures, and the Local Rules.

J.                                      Plan Supplement.

14.                               The Debtors filed the Plan Supplement consisting of, inter alia:  (a) a summary of Plan modifications and other notes; (b) the List of Retained Causes of Action; (c) the Schedule of Assumed Executory Contracts and Unexpired Leases; (d) the identity and affiliations of the GUC Administrator; (e) the GUC Administrator Budget; (f) the Amended Prepetition Notes Indenture; (g) the Purchaser Take-Back Notes; (h) the Purchaser Take-Back Notes Indenture; (i) the Royalty Interest Documents; (j) the identity and affiliations of the member of the New Board and the officer of Reorganized Parent and the Reorganized Subsidiaries that are not member-managed as of the Effective Date; (k) the material New Corporate Governance Documents; and (l) a description of immaterial changes to and the forms of the Reorganized Subsidiary Organization Documents.

15.                               All such materials comply with the terms of the Plan, and the filing and notice of the Plan Supplement was proper and in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all applicable law and no other or further notice is or shall be required.  All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan as if set forth in full therein.  Subject to the terms of the Plan, the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement before the Effective Date.

K.                                   Modifications of the Plan.

16.                               Pursuant to and in compliance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Debtors proposed certain modifications to the Plan as reflected herein, in the Plan Supplement, and/or in the amended Plan filed with the Court prior to entry of this Confirmation Order (collectively, the “Plan Modifications”).  In accordance with Bankruptcy Rule 3019, the Plan Modifications do not (a) constitute material modifications of the Plan under section 1127 of the Bankruptcy Code, (b) cause the Plan to fail to meet the requirements of sections

1122 or 1123 of the Bankruptcy Code, (c) materially and adversely change the treatment of any Claims, (d) require re-solicitation of any Holders of any Claims or Interests, or (e) require that Holders of Claims in the Voting Classes be afforded an opportunity to change their previously cast acceptances of the Plan.  Under the circumstances, the form and manner of notice of the proposed Plan Modifications are adequate, and no other or further notice of the proposed Plan Modifications is necessary or required.  In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims who voted to accept the Plan or who are conclusively presumed to have accepted the Plan are deemed to have accepted the Plan as modified by the Plan Modifications.  The Holders of Claims in the Voting Classes are not permitted to change their respective acceptances to rejections as a consequence of the Plan Modifications.

L.                                    Bankruptcy Rule 3016.

17.                               In accordance with Bankruptcy Rule 3016(a), the Plan is dated and identifies the Debtors as the Plan proponents.  The Debtors appropriately filed the Disclosure Statement and the Plan with the Court, thereby satisfying Bankruptcy Rule 3016(b).  The release, injunction, and exculpation provisions of the Plan are set forth in bold and with specific and conspicuous language, thereby complying with Bankruptcy Rule 3016(c).

M.                                 Burden of Proof—Confirmation of the Plan.

18.                               The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation.  In addition, and to the extent applicable, the Plan is confirmable under the clear and convincing evidentiary standard.

N.                                    Compliance with Bankruptcy Code Requirements—Section 1129(a)(1).

19.                               The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code, including, more particularly:

(i)                                     Proper Classification—Sections 1122 and 1123(a)(1).

20.                               In addition to Administrative Claims (including Professional Fee Claims) and Priority Tax Claims, which need not be classified, Article III of the Plan provides for the separate classification of Claims and Interests into seven Classes at each Debtor (as applicable).  Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Interests.  The classifications reflect no improper purpose and do not unfairly discriminate between, or among, Holders of Claims or Interests.  Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to other Claims or Interests within that Class.  The Plan therefore satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

(ii)                                  Specified Unimpaired Classes—Section 1123(a)(2).

21.                               Article III of the Plan specifies that Class 1 — Other Priority Claims and Class 2 — Other Secured Claims are Unimpaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

(iii)                               Specified Treatment of Impaired Classes—Section 1123(a)(3).

22.                               Article III of the Plan specifies that Class 3 — Prepetition 2021 Notes Secured Claims, Class 4 — General Unsecured Claims, Class 5 — Intercompany Claims, Class 6 — Intercompany Interests, and Class 7 — Parent Interests are Impaired under the Plan, and describes the treatment of such Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

(iv)                              No Discrimination—Section 1123(a)(4).

23.                               Article III of the Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest in accordance with the Plan, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

(v)                                 Adequate Means for Plan Implementation—Section 1123(a)(5).

24.                               The Plan, including the various documents and agreements in the Plan Supplement, provides adequate and proper means for implementation of the Plan, including, without limitation:  (a) the restructuring of the Debtors’ balance sheet and other financial transactions provided for by the Plan; (b) the adoption, filing, and implementation of the New Corporate Governance Documents and the Reorganized Subsidiary Organization Documents; (c) the consummation of the Restructuring Transactions in accordance with the Plan; (d) the general authority for the Debtors to take all actions necessary or appropriate to effect any transaction described in, approved by, or necessary or appropriate to effectuate the Plan, as set forth more fully in Article IV of the Plan; (e) the appointment of the GUC Administrator and authorization for such individual to take all actions necessary to administer the reconciliation and settlement process of General Unsecured Claims, as set forth more fully in the Plan; (f) the offer, issuance, sale, and distribution of securities, including the New Parent Equity and the Purchaser Take-Back Notes; (g) the amendment, reinstatement, offer, sale, issuance, and delivery of the Amended Prepetition Notes; (h) the cancellation of certain existing agreements, obligations, instruments, and Interests; (i) the continued vesting of the assets and property of the Debtors’ Estates in the Reorganized Debtors; (j) the execution, delivery, filing, or recording of all contracts, instruments, releases, and other agreements or documents in furtherance of the Plan; and (k) provisions governing distributions under the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.

(vi)                              Voting Power of Equity Securities—Section 1123(a)(6).

25.                               The New Corporate Governance Documents and the Reorganized Subsidiary Organization Documents, as applicable, of each Debtor have been or will be amended on or prior to the Effective Date to prohibit the issuance of non-voting equity securities.  In addition, the New Parent Equity is being issued pursuant to the Plan and does not constitute non-voting equity securities within the meaning of section 1123(a)(6).  As such, the Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.

(vii)                           Designation of Directors and Officers—Section 1123(a)(7).

26.                               The Reorganized Debtors’ initial director and officer has been disclosed in the Plan Supplement and, as of the Effective Date, will be deemed to have been selected and appointed in accordance with the interests of creditors and equity holders and with public policy, and, therefore, satisfy section 1123(a)(7) of the Bankruptcy Code.

(viii)                        Impairment / Unimpairment of Classes—Section 1123(b)(1).

27.                               The Plan is consistent with section 1123(b)(1) of the Bankruptcy Code.  Specifically, Article III of the Plan impairs or leaves Unimpaired each Class of Claims and Interests.

(ix)                              Assumption and Rejection of Executory Contracts and Unexpired Leases—Section 1123(b)(2).

28.                               The Plan is consistent with section 1123(b)(2) of the Bankruptcy Code.  Article V.A of the Plan provides for the rejection of the Debtors’ Executory Contracts and Unexpired Leases on the Effective Date, in accordance with the provisions of sections 365 and 1123 of the Bankruptcy Code, (a) except as otherwise provided in the Plan or this Confirmation Order and (b) except for those Executory Contracts or Unexpired Leases:  (1) that have been previously assumed and assigned, including pursuant to the Sale Transaction Documentation; (2) that are identified on the Schedule of Assumed Executory Contracts and Unexpired Leases; (3) that relate to the Retained Real Estate; and (4) that have been previously rejected by a Final Order or expired under their own terms prior to the Effective Date.

(x)                                 Settlement, Releases, Exculpation, Injunction, and Preservation of Claims and Causes of Action—Section 1123(b)(3).

29.                               The Plan is consistent with section 1123(b)(3) of the Bankruptcy Code.  In accordance with section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration of the distributions, settlements, and other benefits provided under the Plan, except as stated otherwise in the Plan, the provisions of the Plan constitute a good-faith compromise of all Claims, Interests, and controversies relating to the contractual, subordination, and other legal rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest.  The compromise and settlement of such Claims and Interests embodied in the Plan are in the best interests of the Debtors, the Estates, and all Holders of Claims and Interests, and are fair, equitable, and reasonable.  The settlement with the Committee embodied in the Plan (the “Committee Plan Settlement”) was negotiated at arms’-length and in good faith among the Debtors, the Committee, and the Prepetition Secured Noteholder Group, and their respective professionals.

30.                               Article VIII.E of the Plan describes certain releases granted by the Debtors and their Estates (the “Debtor Releases”).  The Debtors have satisfied the business judgment standard with respect to the propriety of the Debtor Releases.  For the reasons set forth on the record of these Chapter 11 Cases and the evidence proffered, admitted, or adduced at the Confirmation Hearing, such releases are a necessary and integral part of the Plan, and are fair and equitable and in the best interests of the Debtors, the Estates, and the Holders of Claims and Interests.  The Debtor Releases are “fair and equitable” and “in the best interests of the estate” considering the (a) the probability of success in litigation of the released Claims and Causes of Action given uncertainty in fact and law with respect to the Claims and Causes of Action; (b) the complexity and likely duration and expense of litigating the released Claims and Causes of Action; and (c) the arm’s-

length negotiations which produced the settlement embodied in the Plan.  Additionally, the Debtor Releases are:  (x) a good-faith settlement and compromise of the Claims and Causes of Action released by Article VIII.E of the Plan; (y) given, and made, after due notice and opportunity for hearing; and (z) a bar to any of the Debtors or the Reorganized Debtors asserting any Claim or Cause of Action released by Article VIII.E of the Plan.

31.                               Article VIII.F of the Plan describes certain releases granted by the Releasing Parties (the “Third-Party Releases”).(3)  The Third-Party Releases provide finality for the Debtors, the Reorganized Debtors, and the Released Parties regarding the parties’ respective obligations under the Plan and with respect to the Reorganized Debtors.  The Ballots sent to all Holders of Claims entitled to vote on the Plan unambiguously stated that the Plan contains the Third-Party Releases and set forth the terms of the Third-Party Releases.  The Notice of Non-Voting Status sent to all Holders of Claims or Interests not entitled to vote on the Plan similarly unambiguously included information regarding the Third-Party Releases and detailed the process by which Holders of Claims and/or Interests in the Non-Voting Classes could opt-out of the Third-Party Releases.  The Combined Hearing Notice sent to Holders of Claims and Interests and published in the National Edition of USA Today, as modified for publication purposes, referenced, and/or included the terms of the Third-Party Releases and an explanation of how to object to the Plan and/or opt-out of the Third-Party Releases set forth therein.  In addition, the Combined Hearing Notice advised careful review of the release, exculpation, and injunction provisions and emphasized in bold and capitalized typeface that any party should opt-out of the Third-Party Releases if they do not wish to grant such releases.

(3)         For the avoidance of doubt, the United States and its agencies and instrumentalities are not Releasing Parties.

32.                               Subject to paragraph 159 of this Confirmation Order, the Third-Party Releases are (a) consensual; (b) specific in language; (c) integral to the Plan; (d) a condition of the settlements embodied in the Plan; and (e) not violative of the Bankruptcy Code.  The Third-Party Releases are fully consensual because all parties in interest, including all Releasing Parties, were provided with extensive and sufficient notice of the Chapter 11 Cases, the Plan, the deadline to object to confirmation of the Plan, and the process for opting-out of giving the Third-Party Releases, and all such parties were properly informed that the Plan contained release provisions that could affect such parties’ rights.

33.                               The Third-Party Releases are sufficiently specific as to put the Releasing Parties on notice of the nature of the released Claims and Causes of Action, and they are appropriately tailored under the facts and circumstances of these Chapter 11 Cases.  The Third-Party Releases are conspicuous and emphasized with boldface type in the Plan, the Disclosure Statement, the Ballot, the Notice of Non-Voting Status, and the Combined Hearing Notice.

34.                               The Third-Party Releases are integral to the Plan because they, inter alia, facilitated participation in both the formation of the Plan and the chapter 11 process generally and were critical in incentivizing the parties to support the Plan.  As such, the Third-Party Releases offer certain protections to parties that participated constructively in the Debtors’ sale and restructuring process by, among other things, supporting the Plan, the Sale, and the Restructuring Transactions.

35.                               Subject to paragraph 159 of this Confirmation Order, the Third-Party Releases are consistent with established practice in this jurisdiction and others because they are, inter alia:  (a) fully consensual; (b) in the best interests of the Debtors, their Estates, and all Holders of Claims and Interests; (c) fair, equitable, and reasonable; (d) given and made after due notice and opportunity for hearing; and (e) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Releases.

36.                               Subject to paragraph 159 of this Confirmation Order, the exculpation, described in Article VIII.G of the Plan (the “Exculpation”), is appropriate under applicable law because it was proposed in good faith and is appropriately limited in scope.  Without limiting anything in the Exculpation, each Exculpated Party is appropriately released and exculpated from any Claim, Cause of Action, obligation, suit, judgment, damage, demand, loss, liability or remedy for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, Filing, or termination of the SAPSA and related prepetition transactions, the Disclosure Statement, the Plan, the Plan Supplement, the related agreements, instruments, and other documents (including the Definitive Documentation), the solicitation of votes with respect to the Plan, or any sale (including the Sale and the Sale Transaction Documentation), contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Debtors’ in- or out-of-court sale efforts or Sale Process, the Disclosure Statement, the Plan, the SAPSA, the related agreements, instruments, and other documents (including the Definitive Documentation), the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the distribution of property under the Plan, the related agreements, instruments, and other documents (including the Definitive Documentation), or any other related agreement, except for claims related to any act or omission by such Exculpated Party that is determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.  The Exculpation, including its carve-out for actual fraud, gross negligence, and willful misconduct, is consistent with established practice in this jurisdiction and others.

37.                               The injunction provision set forth in Article VIII.H of the Plan is necessary to implement, preserve, and enforce the Debtors’ discharge, the Debtor Releases, the Third-Party Releases, and the Exculpation and by extension the compromise and settlement upon which the Plan is founded, and is narrowly tailored to achieve this purpose.

38.                               Article IV.H of the Plan appropriately provides that in accordance with section 1123(b) of the Bankruptcy Code, but subject in all respects to Article VIII of the Plan, the Reorganized Debtors will retain, and may enforce, all rights to commence and pursue, as appropriate, any and all Causes of Action other than the Avoidance Actions (which shall be released and waived on the Effective Date by the Debtors in accordance with the Plan), whether arising before or after the Petition Date.  The provisions regarding the preservation of Causes of Action in the Plan are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors, the Estates, and Holders of Claims and Interests.

39.                               The release and discharge of all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates described in Article VIII.D of the Plan (the “Lien Release”) is necessary to implement the Plan.  The provisions of the Lien Release are appropriate, fair, equitable, and reasonable and are in the best interests of the Debtors, the Estates, and Holders of Claims and Interests.

(xi)                              Modification of Rights—Section 1123(b)(5).

40.                               The Plan modifies the rights of Holders of Claims or Interests, as applicable, in Class 3 — Prepetition 2021 Notes Secured Claims, Class 4 — General Unsecured Claims, Class 5 — Intercompany Claims, Class 6 — Intercompany Interests, and Class 7 — Parent Interests, and leaves Unimpaired the rights of Holders of Claims in Class 1 — Other Priority Claims and Class 2 — Other Secured Claims, and as permitted by section 1123(b)(5) of the Bankruptcy Code.

(xii)                           Additional Plan Provisions—Section 1123(b)(6).

41.                               The other discretionary provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, including provisions for (a) distributions to Holders of Claims and Interests, (b) resolution of Disputed Claims, (c) allowance of certain Claims, and (d) retention of Court jurisdiction, thereby satisfying section 1123(b)(6) of the Bankruptcy Code.  The failure to address any provisions of the Bankruptcy Code specifically in this Confirmation Order shall not diminish or impair the effectiveness of this Confirmation Order.

(xiii)                        Cure of Defaults—Section 1123(d).

42.                               Article V.C of the Plan provides for the satisfaction of Cure Claims associated with each Executory Contract and Unexpired Lease to be assumed in accordance with section 365(b)(1) of the Bankruptcy Code.  The Debtors or the Purchaser, as applicable, shall pay any Cure Claims not already paid, if any, in Cash on or about the Effective Date in the amounts set forth on any notice setting forth proposed Cure Claims or as otherwise agreed by the Debtors and any non-Debtor counterparty to any assumed Executory Contract or Unexpired Lease.  Any disputed Cure Claims will be determined in accordance with the procedures set forth in Article V.C of the Plan, prior orders of the Court providing for the same, and applicable bankruptcy and nonbankruptcy law.  As such, the Plan provides that the Debtors will cure, or provide adequate assurance that the Debtors will promptly cure, defaults with respect to assumed Executory Contracts or Unexpired

Leases in compliance with section 365(b)(1) of the Bankruptcy Code.  Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

O.                                   Debtor Compliance with the Bankruptcy Code—Section 1129(a)(2).

43.                               The Debtors have complied with the applicable provisions of the Bankruptcy Code and, thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code.  Specifically, each Debtor:

a.              is an eligible debtor under section 109, and a proper proponent of the Plan under section 1121(a), of the Bankruptcy Code;

b.              has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court; and

c.               complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, any applicable nonbankruptcy law, rule and regulation, the Conditional Disclosure Statement Order, and all other applicable law, in transmitting the Solicitation Package and related documents and notices, and in soliciting and tabulating the votes on the Plan.

P.                                     Plan Proposed in Good Faith—Section 1129(a)(3).

44.                               The Debtors have negotiated, developed, and proposed the Plan (including the Plan Supplement and all other documents and agreements necessary to effectuate the Plan) in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code.  In so determining, the Court has considered the facts and record of the Chapter 11 Cases, the Disclosure Statement, and evidence proffered, admitted, or adduced at the Confirmation Hearing, and examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan, and the process leading to Confirmation, including the overwhelming support from the Voting Classes, the Committee, and other stakeholders for the Plan.  The Debtors’ Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to implement the Restructuring Transactions, reorganize, and emerge from chapter 11 with a financially deleveraged capital structure.  The Plan (including all documents necessary to effectuate the Plan) and the Plan Supplement were negotiated in good faith and at arm’s length among the Debtors and their key stakeholders, including the Prepetition Secured Noteholder Group and the Committee.  Additionally, the compromise and settlement that the Debtors negotiated and facilitated with and between the Prepetition Secured Noteholder Group and the Committee that is embodied in the Plan reflects the best possible compromise and settlement that could be reached given the facts and circumstances surrounding the Debtors and these Chapter 11 Cases.  Further, the Plan’s classification, indemnification, exculpation, release, and injunction provisions have been negotiated in good faith and at arm’s length, are consistent with sections 105, 1122, 1123(b)(3)(A), 1123(b)(6), 1129, and 1142 of the Bankruptcy Code, and are each integral to the Plan, and necessary for the Debtors’ successful reorganization.

Q.                                   Payment for Services or Costs and Expenses—Section 1129(a)(4).

45.                               The Debtors have satisfied section 1129(a)(4) of the Bankruptcy Code.  Any payment made or to be made by the Debtors for services or for costs and expenses of the Debtors’ professionals in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Court as reasonable.

R.                                    Directors, Officers, and Insiders—Section 1129(a)(5).

46.                               The Debtors have complied with the requirements of section 1129(a)(5) of the Bankruptcy Code.  The Plan Supplement discloses the identity and affiliations of the individual proposed to serve as the initial director and officer of the Reorganized Debtors, and no insider will be employed or retained by the Reorganized Debtors as of the Effective Date.  The proposed director and officer for the Reorganized Debtors is qualified, and the appointment to such offices of the proposed director and officer is consistent with the interests of the Holders of Claims and Interests and with public policy.

S.                                      No Rate Changes—Section 1129(a)(6).

47.                               Section 1129(a)(6) of the Bankruptcy Code is not applicable to the Chapter 11 Cases.  The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission.

T.                                    Best Interest of Creditors—Section 1129(a)(7).

48.                               The Plan satisfies section 1129(a)(7) of the Bankruptcy Code.  The liquidation analysis attached to the Disclosure Statement as Exhibit E and the other evidence related thereto in support of the Plan that was proffered, admitted, or adduced at or prior to the Confirmation Hearing:  (a) are reasonable, persuasive, credible, and accurate as of the dates such analyses or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that each Holder of an Impaired Claim or Interest against a Debtor either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain if such Debtors were liquidated under chapter 7 of the Bankruptcy Code as of the Effective Date.

U.                                    Acceptance by Certain Classes—Section 1129(a)(8).

49.                               The Unimpaired Classes are Unimpaired by the Plan and, accordingly, Holders of Claims in such Classes are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  The Voting Classes—Class 3 and Class 4—are Impaired and have voted to accept the Plan, as established by the Voting Certification.  The Deemed Rejecting Classes are Impaired and deemed to reject the Plan, pursuant to section 1126(g) of the Bankruptcy Code, and are not entitled to vote to accept or reject the Plan.  Holders of Claims or Interests in the Deemed Rejecting Classes will not receive or retain any property on account of their Claims or

Interests.  Therefore, the Plan does not satisfy the requirements of section 1129(a)(8), solely with respect to the Deemed Rejecting Classes.  Notwithstanding the foregoing, the Plan is confirmable because it satisfies sections 1129(a)(10) and, with respect to the Deemed Rejecting Classes, 1129(b) of the Bankruptcy Code.

V.                                    Treatment of Claims Entitled to Priority Under Section 507(a) of the Bankruptcy Code—Section 1129(a)(9).

50.                               The treatment of Allowed Administrative Claims, Allowed Professional Fee Claims, Allowed Priority Tax Claims, and statutory fees imposed by 28 U.S.C. § 1930 under Article II of the Plan, and of Allowed Other Priority Claims under Article III of the Plan, satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

W.                                Acceptance by At Least One Impaired Class—Section 1129(a)(10).

51.                               The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code.  As evidenced by the Voting Certification, Class 3 and Class 4, each of which is Impaired, voted to accept the Plan in accordance with section 1126 of the Bankruptcy Code, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code).

X.                                   Feasibility—Section 1129(a)(11).

52.                               The Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.  The evidence supporting Confirmation of the Plan proffered, admitted, or adduced by the Debtors at or prior to the Confirmation Hearing:  (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (b) utilizes reasonable and appropriate methodologies and assumptions; (c) has not been controverted by other evidence; (d) establishes that the Plan is feasible and Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization of the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan; and (e) establishes that the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan.

Y.                                    Payment of Fees—Section 1129(a)(12).

53.                               The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.  Article II.G of the Plan provides for the payment of all fees payable by the Debtors under 28 U.S.C. § 1930(a).

Z.                                    Continuation of Employee Benefits—Section 1129(a)(13).

54.                               The Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code.  Article IV.M of the Plan provides that, on and after the Effective Date, all retiree benefits, as defined in section 1114 of the Bankruptcy Code, shall continue to be paid in accordance with applicable law.

AA.                           Non-Applicability of Certain Sections—1129(a)(14), (15), and (16).

55.                               Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to the Chapter 11 Cases.  The Debtors (a) are not required by a judicial or administrative order, or by statute, to pay a domestic support obligation, (b) are not individuals, and (c) are each a moneyed, business, or commercial corporation.

BB.                           “Cram Down” Requirements—Section 1129(b).

56.                               The Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code.  Notwithstanding the fact that Class 5 — Intercompany Claims, Class 6 — Intercompany Interests, and Class 7 — Parent Interests have been deemed to reject the Plan, the Plan may be confirmed pursuant to section 1129(b) of the Bankruptcy Code.  The evidence in support of the Plan that was proffered, admitted, or adduced at or prior to the Confirmation Hearing is reasonable, persuasive, credible, and accurate, has not been controverted by other evidence, and establishes that the Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code.  First, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have been met.  Second, the Plan is fair and equitable with respect to such Classes.  The Plan has been proposed in good faith, is reasonable, and meets the requirements that (a) no Holder of any Claim or Interest that is junior to each such Classes will receive or retain any property under the Plan on account of such junior Claim or Interest and (b) no Holder of a Claim or Interest in a Class senior to such Classes is receiving more than 100% on account of its Claim.  Third, the Plan does not discriminate unfairly with respect to such Classes because similarly situated Holders of Claims and Interests will receive substantially similar treatment on account of their Claims and Interests irrespective of Class.  Accordingly, the Plan satisfies the requirement of section 1129(b)(1) and (2) of the Bankruptcy Code.  The Plan may therefore be confirmed despite the fact that not all Impaired Classes have voted to accept the Plan.

CC.                           Only One Plan—Section 1129(c).

57.                               The Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code.  The Plan is the only chapter 11 plan filed in each of the Chapter 11 Cases.

DD.                           Principal Purpose of the Plan—Section 1129(d).

58.                               The Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.  The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act.

EE.                           Not Small Business Cases—Section 1129(e).

59.                               The Chapter 11 Cases are not small business cases, and accordingly section 1129(e) of the Bankruptcy Code is inapplicable in the Chapter 11 Cases.

FF.                             Good Faith Solicitation—Section 1125(e).

60.                               Based on the record before the Court in these Chapter 11 Cases, including evidence proffered, admitted, or adduced at or prior to the Confirmation Hearing, the Debtors and the other

Exculpated Parties (i) have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code, Bankruptcy Rules, the Local Rules, the Solicitation and Tabulation Procedures, the Master Ballot Voting and Tabulation Procedures, and any applicable nonbankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with the development of the Plan, all their respective activities relating to the solicitation of acceptances to the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and (ii) shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance, and solicitation will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of the securities under the Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the Exculpation set forth in Article VIII.G of the Plan.

GG.                         Satisfaction of Confirmation Requirements.

61.                               Based upon the foregoing, all other pleadings, documents, exhibits, statements, declarations, and affidavits filed in connection with confirmation of the Plan, and all evidence and arguments made, proffered, admitted, or adduced at the Confirmation Hearing, the Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code.

HH.                         Likelihood of Satisfaction of Conditions Precedent to the Effective Date.

62.                               Without limiting or modifying the rights of any party set forth in Article X.B or Article X.C of the Plan, each of the conditions precedent to the Effective Date, as set forth in Article X.B of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with Article X.C of the Plan.

II.                                   Implementation.

63.                               The terms of the Plan, including the Plan Supplement, and all exhibits and schedules thereto, and all other documents filed in connection with the Plan, and/or executed or to be executed in connection with the transactions contemplated by the Plan (including the Purchaser Take-Back Notes Documents) and all amendments and modifications of any of the foregoing made pursuant to the provisions of the Plan governing such amendments and modifications (collectively, the “Plan Documents”) are incorporated by reference and constitute essential elements of the Plan and this Confirmation Order.  Consummation of each such Plan Document is in the best interests of the Debtors, the Debtors’ Estates, and Holders of Claims and Interests, and such Plan Documents are hereby approved.  The Debtors have exercised reasonable business judgment in determining to enter into the Plan Documents, and the Plan Documents have been negotiated in good faith, at arm’s-length, are fair and reasonable, are supported by reasonably equivalent value and fair consideration, and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements and not be in conflict with any federal or state law.

JJ.                               Binding and Enforceable.

64.                               The Plan and the Plan Documents have been negotiated in good faith and at arm’s length and, subject to the occurrence of the Effective Date, shall bind any Holder of a Claim or Interest and such Holder’s respective successors and assigns, whether or not the Claim or Interest is Impaired under the Plan, whether or not such Holder has accepted the Plan, and whether or not such Holder is entitled to a distribution under the Plan.  The Plan and the Plan Documents constitute legal, valid, binding, and authorized obligations of the respective parties thereto and shall be enforceable in accordance with their terms.  Pursuant to section 1142(a) of the Bankruptcy Code, the Plan and the Plan Documents shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

KK.                         New Corporate Governance Documents and Reorganized Subsidiary Governance Documents.

65.                               The New Corporate Governance Documents and the Reorganized Subsidiary Organization Documents are necessary for Confirmation and Consummation of the Plan, and are critical to the overall success and feasibility of the Plan.  Entry into both the New Corporate Governance Documents and the Reorganized Subsidiary Organization Documents is in the best interests of the Debtors, their Estates, and all Holders of Claims and Interests.  The Debtors have exercised reasonable business judgment in determining to enter into the New Corporate Governance Documents and the Reorganized Subsidiary Organization Documents (which shall include, for the avoidance of doubt, their otherwise becoming effective) and have provided sufficient and adequate notice of the material terms of the New Corporate Governance Documents and the Reorganized Subsidiary Organization Documents, which material terms were filed in the Plan Supplement.  The terms and conditions of the New Corporate Governance Documents and the Reorganized Subsidiary Organization Documents are fair and reasonable, and were negotiated in good faith and at arm’s-length.

LL.                           Issuance of New Parent Equity, Purchaser Take-Back Notes, Amended Prepetition Notes.

66.                               The offering, issuance, sale, and distribution under the Plan of the New Parent Equity and the Purchaser Take-Back Notes, and the amendment, reinstatement, offer, sale, issuance, and delivery under the Plan of the Amended Prepetition Notes, whether on the Effective Date or any other date of a distribution thereafter, pursuant to the terms of the Plan and/or in accordance with this Confirmation Order, comply with section 1145 of the Bankruptcy Code and shall be exempt from registration and prospectus delivery requirements under (a) the Securities Act and all rules and regulations promulgated thereunder and (b) any applicable U.S. state or local law requiring registration for the offer, issuance, or distribution of securities.  The offering, issuance, sale, and distribution of the New Parent Equity and the Purchaser Take-Back Notes, and the amendment, reinstatement, offer, sale, issuance, and delivery under the Plan of the Amended Prepetition Notes is or was in exchange for a portion of an Allowed Claim.  The Purchaser is a successor to the Debtors for the limited purpose of the offer, issuance, sale, and distribution of the Purchaser Take-Back Notes under the Plan in accordance with section 1145 of the Bankruptcy Code and is entitled to the protections of sections 1125(e) and 1145 of the Bankruptcy Code in connection therewith.

67.                               In addition, under section 1145 of the Bankruptcy Code, any securities issued, sold, or distributed as contemplated by the Plan, including the New Parent Equity, the Purchaser Take-Back Notes, and the Amended Prepetition Notes, shall be freely tradable by the recipients thereof, subject to:  (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with applicable state or foreign securities laws, if any, and the rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments; (b) the restrictions, if any, on the transferability of such securities or instruments, including, any restrictions on the transferability under the terms of the New Corporate Governance Documents; and (c) any other applicable regulatory approval.

MM.                     Executory Contracts and Unexpired Leases.

68.                               The Debtors have exercised sound business judgment in determining whether to assume or reject each of their Executory Contracts and Unexpired Leases pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, and Article V of the Plan.  Each assumption of an Executory Contract or Unexpired Lease pursuant to Article V of the Plan, including any amendments to each such Executory Contract or Unexpired Lease, shall be legal, valid, and binding upon the Debtors or Reorganized Debtors and their successors and assigns and all non-

Debtor parties and their successors and assigns to such Executory Contract or Unexpired Lease, all to the same extent as if such assumption were effectuated pursuant to an order of the Court under section 365 of the Bankruptcy Code entered before entry of this Confirmation Order.  The Debtors or the Purchaser, as applicable, have cured, or provided adequate assurance that the Debtors, the Purchaser, or their successors and assigns, as applicable, will cure defaults (if any) under or relating to each of the Executory Contracts and Unexpired Leases that are being assumed by the Debtors pursuant to the Plan.

NN.                           Good Faith.

69.                               The Debtors and the Released Parties have been acting in good faith and will be acting in good faith if they proceed to:  (a) consummate the Plan and the agreements, settlements, transactions, and transfers contemplated thereby in accordance with the Plan; and (b) take the actions authorized and directed by this Confirmation Order.

OO.                         Prepetition Unsecured Notes Indenture Trustee.

70.                               Based upon a review of the record, the Prepetition Unsecured Notes Indenture Trustee and the Prepetition 2021 Notes Indenture Trustee each diligently and in good faith, discharged its respective duties and obligations pursuant to the Prepetition Unsecured Notes Indenture or the Prepetition 2021 Notes Documents, as applicable, and each otherwise conducted itself with respect to all matters in any way related to the Claims of the Prepetition Unsecured Noteholders or the Claims of the Prepetition Secured Noteholders, as applicable, with the same degree of care and skill that a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.  Accordingly, the Prepetition Unsecured Notes Indenture Trustee has discharged its duties fully in accordance with the applicable Prepetition Unsecured Notes Indenture and the Prepetition 2021 Notes Indenture Trustee has discharged its duties fully in accordance with the Prepetition 2021 Unsecured Notes Documents.

PP.                             Disclosure of Facts.

71.                               The Debtors have disclosed all material facts regarding the Plan, the Plan Documents, and the adoption, execution, and implementation of the other matters provided for under the Plan involving corporate action to be taken by or required of the Debtors.

QQ.                         Retention of Jurisdiction.

72.                               The Court may properly, and upon the Effective Date shall, retain exclusive jurisdiction over all matters arising in or related to, the Chapter 11 Cases, including the matters set forth in Article XII of the Plan and section 1142 of the Bankruptcy Code.

ORDER

IT IS ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

73.                               Findings of Fact and Conclusions of Law.  The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014.  To the extent that any finding of fact is determined to be a conclusion of law, it shall be deemed so, and vice versa.

74.                               Approval of Disclosure Statement.  The relief set forth in the Conditional Disclosure Statement Order is hereby approved in all respects on a final basis.  The Disclosure Statement (a) contains adequate information of a kind that is consistent with the disclosure requirements of applicable nonbankruptcy law, including the Securities Act, (b) contains “adequate information” (as such term is defined in section 1125(a)(1) and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein, and (c) is approved in all respects.

75.                               Confirmation of the Plan.  The Plan is approved in its entirety and CONFIRMED under section 1129 of the Bankruptcy Code.  The documents contained in or contemplated by the

Plan, including, without limitation, the Plan Supplement and Plan Documents, are hereby authorized and approved.  The terms of the Plan are incorporated by reference into and are an integral part of this Confirmation Order.

76.                               Objections.  All objections to Confirmation of the Plan and the approval of the Disclosure Statement on a final basis and other responses, comments, statements, or reservation of rights, if any, in opposition to the Plan or the Disclosure Statement that have not been withdrawn, waived, or otherwise resolved by the Debtors prior to entry of this Confirmation Order are overruled on the merits.

77.                               Plan Classification Controlling.  The terms of the Plan shall solely govern the classification of Claims and Interests for purposes of the distributions to be made thereunder.  The classification set forth on the ballots tendered to or returned by the Holders of Claims in connection with voting on the Plan:  (a) were set forth thereon solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of Claims and Interests under the Plan for distribution purposes; (c) may not be relied upon by any Holder of a Claim or Interest as representing the actual classification of such Claim or Interest under the Plan for distribution purposes; and (d) shall not be binding on the Debtors except for voting purposes.

78.                               Combined Hearing Notice.  The Combined Hearing Notice complied with the terms of the Conditional Disclosure Statement Order, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and applicable nonbankruptcy law.

79.                               Solicitation.  The solicitation of votes on the Plan complied with the Solicitation and Tabulation Procedures and/or the Master Ballot Voting and Tabulation Procedures, as

applicable, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Conditional Disclosure Statement Order, and applicable nonbankruptcy law.

80.                               Plan Modifications.  The modifications, amendments, and supplements made to the Plan following the solicitation of votes thereon constitute technical changes and do not materially adversely affect or change the treatment of any Claims or Interests.  After giving effect to such modifications, the Plan continues to satisfy the requirements of sections 1122 and 1123 of the Bankruptcy Code.  The filing of the Second Amended Joint Chapter 11 Plan of Cloud Peak Energy Inc. and Certain of Its Debtor Affiliates [Docket No. 854] and this Confirmation Order with the Court on December 3, 2019, which contain such modifications, and the disclosure of such modifications on the record at the Confirmation Hearing constitute due and sufficient notice thereof.  Accordingly, such modifications do not require additional disclosure or re-solicitation of votes under sections 1125, 1126, or 1127 of the Bankruptcy Code or Bankruptcy Rule 3019, nor do they require that the Holders of Class 3 — Prepetition 2021 Notes Secured Claims or Class 4 — General Unsecured Claims be afforded an opportunity to change their previously cast votes on the Plan.  The Holders of Class 3 — Prepetition 2021 Notes Secured Claims and Class 4 — General Unsecured Claims who voted to accept the solicitation version of the Plan are deemed to accept the Plan as modified.  The Plan, as modified, is, therefore, properly before this Court and all votes cast with respect to the Plan prior to such modification shall be binding and shall apply with respect to the Plan.

81.                               No Action Required.  Pursuant to applicable state law, including under the provisions of the Delaware General Corporation Law, including section 303 thereof, and any comparable provisions of the Delaware Limited Liability Company Act, and section 1142(b) of the Bankruptcy Code, no action of the respective directors, equity holders, managers, or members of the Debtors or the Reorganized Debtors is required to authorize the Debtors or the Reorganized Debtors, as applicable, to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan, the Restructuring Transactions, and any contract, assignment, certificate, instrument, or other document to be executed, delivered, adopted, or amended in connection with the implementation of the Plan, including the New Corporate Governance Documents, the Reorganized Subsidiary Organization Documents, and the other Plan Documents, and the appointment and election of the member of the New Board.

82.                               Binding Effect.  On the date of and after entry of this Confirmation Order, subject to the occurrence of the Effective Date and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or otherwise, the terms of the Plan, the Plan Documents (including, but not limited to, the New Corporate Governance Documents and the Reorganized Subsidiary Organization Documents) and this Confirmation Order shall be immediately effective (and/or adopted, where applicable) and enforceable and deemed binding upon the Debtors or the Reorganized Debtors, as applicable, the Purchaser, and any and all Holders of Claims or Interests and such Holder’s respective successors and assigns (regardless of whether or not (a) the Holders of such Claims or Interests voted to accept or reject, or are deemed to have accepted or rejected, the Plan or (b) the Holders of such Claims or Interests are entitled to a distribution under the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases (including the releases set forth in Article VIII of the Plan), waivers, discharges, exculpations, and injunctions provided for in the Plan, each Entity acquiring property under the Plan or this Confirmation Order, all owners of New Parent Equity, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases.  All Claims and debts shall be fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or debt has voted on the Plan.  The Plan and the Plan Documents constitute legal, valid, binding, and authorized obligations of the respective parties thereto and shall be enforceable in accordance with their terms.  Pursuant to section 1142(a) of the Bankruptcy Code, the Plan and the Plan Documents, and any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

83.                               New Shareholders Agreement.  The Reorganized Debtors and all of the holders of New Parent Equity as of the Effective Date shall be deemed to be parties to the New Shareholders Agreement, without the need for execution by any such holder.  The New Shareholders Agreement shall be binding on the Reorganized Debtors and all parties receiving, and all holders of, New Parent Equity, regardless of whether such parties execute the New Shareholders Agreement, as if such parties had actually signed the New Shareholders Agreement.  Any direct or beneficial recipient of the New Parent Equity, including all parties to whom such recipients may sell their New Parent Equity in the future and all persons who purchase or acquire such equity in future transactions, shall be party to, or shall be deemed to be bound by, the New Shareholders Agreement.

84.                               Vesting of Assets in the Reorganized Debtors.  Except as otherwise provided in the Plan, this Confirmation Order, or in any agreement, instrument, or other document incorporated in the Plan (including the New Corporate Governance Documents and the Reorganized Subsidiary Organization Documents), on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances other than, for the avoidance of doubt, such Liens, Claims, charges, security interests, and other encumbrances that secure the obligations arising under the Prepetition 2021 Notes Documents and the Amended Prepetition Notes Documents.  On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.  To the extent that the retention by the Debtors or the Reorganized Debtors of assets or property held immediately prior to the Effective Date in accordance with the Plan is deemed, in any instance, to constitute a “transfer” of property, such transfer of property to the Debtors or the Reorganized Debtors (a) is or shall be a legal, valid, and effective transfer of property, (b) vests or shall vest the Debtors or the Reorganized Debtors with good title to such property, free and clear of all Liens, Claims, charges, or other encumbrances, except as expressly provided in the Plan or this Confirmation Order and with respect to the Liens, Claims, charges, security interests, or other encumbrances securing the obligations arising under the Prepetition 2021 Notes Documents and the Amended Prepetition Notes Documents, (c) does not and shall not constitute an avoidable transfer under the Bankruptcy Code or under applicable nonbankruptcy law, and (d) does not and shall not subject the Debtors or the Reorganized Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including by laws affecting successor or transferee liability.

85.                               Effectiveness of All Actions.  All actions contemplated by the Plan, including all actions pursuant to, in accordance with, or in connection with the Plan Documents, are hereby effective and authorized to be taken on, prior to, or after the Effective Date, as applicable, under this Confirmation Order, without further application to, or order of the Court, or further action by the respective officers, directors, managers, members, or equity holders of the Debtors or the

Reorganized Debtors and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or equity holders.

86.                               Plan Implementation.

(a)                                 In accordance with section 1142 of the Bankruptcy Code and any provisions of the business corporation law and limited liability company law of any applicable jurisdiction (collectively, the “Reorganization Effectuation Statutes”), without further action by the Court or the equity holders, members, managers, officers, or directors of any of the Debtors or Reorganized Debtors, the Debtors and the Reorganized Debtors, as well as the managers and officers of the Debtors or Reorganized Debtors, and the GUC Administrator are authorized to:  (i) take any and all actions necessary or appropriate to implement, effectuate and consummate the Plan, the Plan Supplement, the Plan Documents, this Confirmation Order, and the transactions contemplated thereby or hereby, including the transactions identified in Article IV of the Plan, and (ii) execute and deliver, adopt or amend, as the case may be, any contracts, instruments, releases, agreements, and documents necessary to implement, effectuate, and consummate the Plan, the Plan Supplement, and the Plan Documents, including those contracts, instruments, releases, agreements, and documents identified in Article IV of the Plan.

(b)                                 Except as set forth in the Plan, all actions authorized to be taken pursuant to the Plan, the Plan Supplement, and the Plan Documents including, (i) the adoption or assumption, as appropriate, of any Executory Contracts and Unexpired Leases, (ii) issuances and distributions of the New Parent Equity, the Purchaser Take-Back Notes, and the Amended Prepetition Notes, and (iii) entry into any contracts, instruments, releases, agreements, and documents necessary to implement, effectuate, and consummate the Plan, including those contracts, instruments, releases, agreements, and documents identified in Article IV of the Plan, shall be effective prior to, on, or after the Effective Date pursuant to this Confirmation Order, without further notice, application to, or order of this Court, or further action by the respective managers, officers, directors, members, or equity holders of the Debtors or Reorganized Debtors.

(c)                                  To the extent that, under applicable nonbankruptcy law, any of the foregoing actions would otherwise require the consent or approval of the equity holders, members, managers, or directors of any of the Debtors or Reorganized Debtors, this Confirmation Order shall, pursuant to section 1142 of the Bankruptcy Code and the Reorganization Effectuation Statutes, constitute such consent or approval, and such actions are deemed to have been taken by unanimous action of the directors, managers, members, and equity holders of the appropriate Debtors or Reorganized Debtors, as applicable.

(d)                                 All such transactions effected by the Debtors during the pendency of the Chapter 11 Cases from the Petition Date through the Confirmation Date (or as otherwise contemplated by this Confirmation Order) are approved and ratified, subject to the satisfaction of any applicable terms and conditions to effectiveness of such transactions and the occurrence of the Effective Date.

87.                               Cancellation of Existing Securities and Agreements.  On the Effective Date, except as otherwise provided herein or in the Plan, all notes, instruments, certificates, and other instruments or documents, directly or indirectly, evidencing any Claim or Interest, including all Parent Interests, shall be deemed cancelled and the obligations of the Debtors or Reorganized Debtors thereunder or in any way related thereto shall be discharged; provided, however, that notwithstanding the releases set forth in Article VIII.F of the Plan, Confirmation, or the occurrence of the Effective Date, any credit document or agreement that governs the rights of the Holder of a Claim or Interest shall continue in effect solely for purposes of enabling Holders of Allowed

Claims and Allowed Interests to receive distributions under the Plan as provided therein; provided, however, that nothing in the Plan or Confirmation Order shall effectuate a cancellation of any New Parent Equity, Purchaser Take-Back Notes Documents, or Amended Prepetition Notes Documents, or the obligations of the Reorganized Debtors or the Purchaser (as applicable) thereunder.

88.                               In addition to the foregoing, the following rights and obligations of the Prepetition Unsecured Notes Indenture Trustee shall remain in effect as of the Effective Date:  (i) rights, as trustee, to any payment of fees, expenses, and indemnification obligations in connection with the Prepetition Unsecured Notes Indenture Trustee Charging Lien; (ii) rights and obligations relating to distributions to be made under the Plan on account of the Allowed Prepetition Unsecured Noteholder Claim; (iii) rights and obligations relating to representation of the interests of the Prepetition Unsecured Noteholders by the Prepetition Unsecured Notes Indenture Trustee in these Chapter 11 Cases to the extent not released or discharged by the Plan or any order of the Court; and (iv) rights and obligations relating to participation by such Prepetition Unsecured Notes Indenture Trustee in any proceedings and appeals related to the Plan.  Notwithstanding the foregoing, the Prepetition Unsecured Notes Indenture Trustee shall not have any obligation to object to Claims against the Debtors.  After the performance by the Prepetition Unsecured Notes Indenture Trustee and its representatives and professionals of any duties that are required under the Plan, this Confirmation Order, or the applicable indenture documents, the Prepetition Unsecured Notes Indenture Trustee and its representatives and professionals shall be relieved of all further duties and responsibilities related to the Prepetition Unsecured Notes Indenture and shall be discharged.

89.                               New Corporate Governance Documents and Reorganized Subsidiary Organization Documents.  The New Corporate Governance Documents and the Reorganized Subsidiary Organization Documents are approved in all respects.  The Debtors and the Reorganized Debtors, as applicable, are authorized, without further approval of the Court, to make modifications, and, as may be modified, enter into the New Corporate Governance Documents and the Reorganized Subsidiary Organization Documents in accordance with the Plan, and to execute and deliver all agreements, documents, instruments, and certificates relating to the New Corporate Governance Documents and the Reorganized Subsidiary Organization Documents and take such other actions as deemed reasonably necessary and appropriate to perform their obligations thereunder.

90.                               Directors and Officers of Reorganized Debtors.  The Reorganized Debtors’ initial director(s) and officer(s), to the extent known, have been disclosed prior to the Confirmation Hearing, including the identity of any insider that will be employed or retained by the Reorganized Debtors and the nature of any compensation of such insider.  The appointment of the sole director and officer as indicated in the Plan Supplement is hereby approved (including any employment agreements effectuating such retention) and shall be effective as of the Effective Date, without any further corporate, limited liability company, or shareholder action at each of the Reorganized Debtors effective as of the Effective Date.  To the extent that any director or officer has not yet been determined prior to the Effective Date, such determination will be made in accordance with the New Corporate Governance Documents and such appointment is hereby approved.  Based on the foregoing, the appointment to, or continuance in, the applicable office by the applicable individual is consistent with the interests of the creditors and equity holders and with public policy, and, therefore, satisfy section 1123(a)(7) of the Bankruptcy Code.

91.                               Amended Prepetition Notes Documents.  Notwithstanding anything to the contrary in this Confirmation Order, the entry into the Amended Prepetition Notes Documents in form and substance consistent with the description set forth in the Plan and Amended Prepetition Notes Documents included in the Plan Supplement, and all transactions contemplated thereby, including, without limitation, any supplemental or additional delivery of the Amended Prepetition Notes, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, costs, and expenses provided for therein, are hereby approved.

92.                               The Debtors and the Reorganized Debtors, as applicable, are authorized in all respects, without further notice to any party, or further order or other approval of the Bankruptcy Court, or further act or action under applicable law, regulation, order, or rule, or the vote, consent, authorization or approval of any Person except as otherwise required by the Amended Prepetition Notes Documents, to (a) execute and deliver, or cause to be executed and delivered the Amended Prepetition Notes Documents, and to perform their obligations thereunder, including, but not limited to, any documents related to the loans and other extensions of credit contemplated by the Amended Prepetition Notes Documents, any guarantees thereof and any other documents executed in connection therewith, except as otherwise required by the Amended Prepetition Notes Documents, subject to such modifications as the Reorganized Debtors and the Required Consenting Noteholders may mutually agree are necessary or appropriate to effectuate the Amended Prepetition Notes Documents, (b) to grant Liens to secure such loans, other than extensions of credit and guarantees, (c) incur the indebtedness under the Amended Prepetition Notes Documents, and (d) perform all obligations under Amended Prepetition Notes Documents and the payment of all fees, expenses, losses, damages, indemnities, and other amounts provided under the Amended Prepetition Notes Documents, in each case consistent with the terms of the Amended Prepetition Notes Documents.

93.                               The obligations of the Reorganized Debtors under the Amended Prepetition Notes Documents shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors, and the Amended Prepetition Notes Documents and the indebtedness arising thereunder shall be enforceable in accordance with their terms.  The Debtors’ or the Reorganized Debtors’, as applicable, entry on the Effective Date into the Amended Prepetition Notes Documents is approved in all respects by virtue of this Confirmation Order, in accordance with the Bankruptcy Code and applicable state law (including any analogous provision of the applicable business organizations law or code of each other state in which the Reorganized Debtors are incorporated or organized) and without the need for further corporate action or any further action by Holders of Claims or Interests in the Debtors or the Reorganized Debtors or stockholders, directors, members, or partners of the Debtors or the Reorganized Debtors, and with like effect as if such actions had been taken by unanimous actions thereof.

94.                               Each of the Reorganized Debtors, without any further action by the Bankruptcy Court or each respective Reorganized Debtors’ officers, directors, or stockholders, is hereby authorized and directed to enter into, and take such actions as necessary to perform under, or otherwise effectuate, the Amended Prepetition Note Documents, as well as any notes, documents or agreements in connection therewith, including, without limitation, any documents required in connection with the creation, continuation, or perfection of Liens or other security interests in connection therewith.

95.                               On the Effective Date, all of the Liens and security interests to be granted pursuant to the Plan and the Amended Prepetition Notes Documents, shall be (a) deemed approved,

(b) legal, valid, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Amended Prepetition Note Documents, and with the priorities established in respect thereof under applicable nonbankruptcy law, and (c) deemed perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Amended Prepetition Notes Documents.

96.                               The Reorganized Debtors and the secured parties (and their designees and agents) under the Amended Prepetition Notes Documents are hereby authorized to make all filings and recordings, and to obtain all governmental approvals and consents to evidence, establish, continue, and perfect such Liens and other security interests under the provisions of the applicable state, provincial, federal, or other law that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that the perfection of the Liens and security interests granted under the Amended Prepetition Notes Documents shall occur automatically by virtue of the entry of this Confirmation Order and the consummation of the Amended Prepetition Notes Documents, and any such filings, recordings, approvals, and consents shall not be necessary or required as a matter of law to perfect or continue the perfection of such Liens and other security interests), and shall thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and other security interests to third parties.

97.                               Neither the execution and delivery by the Reorganized Debtors of any of the Amended Prepetition Notes Documents nor the performance by the Reorganized Debtors of their respective obligations thereunder constitutes a violation of or a default under any contract or agreement to which it is a party, including those contracts or agreements assigned to the Reorganized Debtors or reinstated under the Plan.

98.                               Notwithstanding anything to the contrary in the Plan, the Plan Documents, or this Confirmation Order, the Bankruptcy Court’s retention of jurisdiction shall not govern the enforcement of the Amended Prepetition Notes Documents or any rights or remedies related thereto, other than the effectiveness of the Debtors’ entry into the Amended Prepetition Notes Documents.

99.                               Exemption from Transfer Taxes.  Pursuant to section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to:  (a) the issuance, distribution, transfer, delivery, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (b) the Restructuring Transactions; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; or (e) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment to the fullest extent contemplated by section 1146(a) of the Bankruptcy Code, and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation of any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

100.                        Exemption from Registration Requirements.  To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable nonbankruptcy law, the offering, issuance, sale, and distribution under the Plan of the New Parent Equity and the Purchaser Take-Back Notes, and the amendment, reinstatement, offer, sale, issuance, and delivery under the Plan of the Amended Prepetition Notes, whether on the Effective Date or any other date of distribution thereafter, pursuant to the terms of the Plan or the Confirmation Order, shall be exempt from registration and prospectus delivery requirements under (a) the Securities Act and all rules and regulations promulgated thereunder and (b) any applicable U.S. state or local law requiring registration for the offer, issuance, or distribution of securities.  The offering, issuance, sale, and distribution of the New Parent Equity and the Purchaser Take-Back Notes, and the amendment, restatement, offer, sale, issuance, and delivery under the Plan of the Amended Prepetition Notes is or was in exchange for a portion of an Allowed Claim.

101.                        Pursuant to section 1145 of the Bankruptcy Code, any securities issued, sold, or distributed as contemplated by the Plan, including the New Parent Equity, the Purchaser Take-Back Notes, and the Amended Prepetition Notes, shall be freely tradable by the recipients thereof, subject to:  (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments; (b) the restrictions, if any, on the transferability of such securities or instruments, including, any restrictions on the transferability under the terms of the New Corporate Governance Documents; and (c) any other applicable regulatory approval.

102.                        Preservation of Rights of Action.  Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the List of Retained Causes of Action, as set forth in the Plan.  The Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date.  For the avoidance of doubt, the Debtors’ failure to specify a Cause of Action in the Disclosure Statement, the Plan, the Plan Supplement, or otherwise in no way limits the rights of the Reorganized Debtors or the GUC Administrator as set forth above and in the Plan.  No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as an indication that the Debtors, the Reorganized Debtors, or the GUC Administrator, as applicable, will not pursue any and all available Causes of Action against it.  The Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan or this Confirmation Order.

103.                        Notwithstanding the foregoing, the Debtors shall retain and release all Avoidance Actions against Holders of General Unsecured Claims on the Effective Date, which shall not vest in the Reorganized Debtors, and the Debtors, the Reorganized Debtors, and the GUC Administrator shall not pursue or prosecute any Avoidance Actions; provided, however, that notwithstanding anything to the contrary, neither the Debtors, the Reorganized Debtors, nor the GUC Administrator shall waive Avoidance Actions as a defense to any Disputed General Unsecured Claims asserted against the Debtors, their Estates, or the Reorganized Debtors, pursuant to section 502(d) of the Bankruptcy Code.

104.                        Professional Compensation.  The provisions governing compensation of Professionals set forth in Article II.B and Article X.B of the Plan and the payment of certain fees provided in Article II.E of the Plan are approved in their entirety.  All final requests for Professional Fee Claims through and including the Effective Date shall be Filed no later than 60 days after the Effective Date.  Any objections to Professional Fee Claims shall be served and filed no later than 21 days after the filing of such final applications for payment of Professional Fee Claims.

105.                        Subordination.  Except as otherwise expressly provided in the Plan, this Confirmation Order, and any other order of the Court:  (a) the classification and manner of satisfying all Claims and Interests under the Plan takes into consideration all subordination rights, whether arising by contract or under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise; (b) all subordination rights that a Holder of a Claim or Interest may have with respect to any distribution to be made under the Plan shall be discharged and terminated and all actions related to the enforcement of such subordination rights shall be enjoined permanently; and (c) the distributions under the Plan to the Holders of Allowed Claims will not be subject to payment of a beneficiary of such subordination rights, or to levy, garnishment, attachment, or other legal process by a beneficiary of such terminated subordination rights.

106.                        Release of Liens.  Except as otherwise provided in the Plan, this Confirmation Order, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Court and without any action or Filing being required to be made by the Debtors.  Without limiting the foregoing, to the extent that any holder of a Secured Claim that has been satisfied or discharged pursuant to the Plan, or any agent for such holder, has filed or recorded any Liens and/or security interests to secure such holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such holder (or any such agent for such holder) shall be authorized to and shall execute such documents as may be reasonably requested by the Debtors or any of the Reorganized Debtors, at the sole expense of the Debtors or the Reorganized Debtors, as applicable, that are necessary to cancel and/or extinguish such Liens and/or security interests.  For the avoidance of doubt, this paragraph shall not apply to the Liens, Claims, charges, security interests, mortgages, deeds of trust, pledges, and other encumbrances that secure the obligations arising under the Prepetition 2021 Notes Documents and the Amended Prepetition Notes Documents.

107.                        Assumption of Contracts and Leases.  Pursuant to Article V of the Plan, as of and subject to the occurrence of the Effective Date, all Executory Contracts and Unexpired Leases to which the Debtors are party shall be deemed rejected (a) except as otherwise provided in the Plan or this Confirmation Order or (b) except for any Executory Contract or Unexpired Lease that (i) has been previously assumed and assigned, including pursuant to the Sale Transaction Documentation; (ii) is identified on the Schedule of Assumed Executory Contracts and Unexpired Leases; (iii) relates to the Retained Real Estate; or (iv) has been previously rejected by a Final

Order or expired under its own terms prior to the Effective Date.  Subject to the occurrence of the Effective Date, entry of this Confirmation Order by the Court shall constitute approval of the assumptions provided for in the Plan, including any amendments agreed to by the Debtors during these Chapter 11 Cases to any Executory Contracts or Unexpired Leases being assumed by the Debtors, pursuant to sections 365(a) and 1123 of the Bankruptcy Code and a determination by the Court that the Reorganized Debtors have provided adequate assurance of future performance under each such assumed Executory Contracts and Unexpired Leases.  Each Executory Contract and Unexpired Lease assumed pursuant to the Plan, as each such Executory Contract and Unexpired Lease may have been amended by agreement of the Debtors during these Chapter 11 Cases, shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, this Confirmation Order, or any Final Order of the Court authorizing and providing for its assumption, or applicable law.

108.                        Subject to resolution of any dispute regarding any Cure Claims and except as otherwise provided herein, all Cure Claims shall be satisfied by the Debtors or the Purchaser, as the case may be, upon assumption or assignment, as applicable, of the underlying contracts and unexpired leases.  Except as otherwise provided herein, assumption or assignment, as applicable, of any Executory Contract or Unexpired Lease pursuant to the Plan, or otherwise, shall result in the full release and satisfaction of any Claims or defaults, subject to satisfaction of the Cure Claims, if any, whether monetary or nonmonetary, arising under any assumed Executory Contract or Unexpired Lease at any time before the effective date of the assumption or assumption and assignment, as applicable.  Subject to satisfaction of any Cure Claim, all liabilities reflected in the Schedules and any Proof of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assigned shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Court or any other entity, upon the deemed assumption of such contract or unexpired lease.

109.                        Director and Officer Liability Insurance.  As of the Effective Date, all of the Debtors’ D&O Liability Insurance Policies and any agreements, documents, or instruments relating thereto shall be deemed to be assumed by the Reorganized Debtors under the Plan pursuant to section 365(a) of the Bankruptcy Code solely to the extent (i) necessary to preserve the D&O Tail Coverage and (ii) such D&O Insurance Policies are found to be Executory Contracts; provided that, for the avoidance of doubt, as set forth in Article IV.K, any recovery of the officers and directors of the Debtors shall be limited solely to recovery available under the D&O Tail Coverage, and none of the Reorganized Debtors nor any of their assets (other than the D&O Liability Insurance Policies) shall be liable for any such obligations, including any obligations to pay premiums on the D&O Liability Insurance Policies or otherwise maintain such policies with monetary contributions on or after the Effective Date..  Such D&O Insurance Policies and any agreements, documents, and instruments related thereto shall be assumed by the applicable Debtors or Reorganized Debtor and shall continue in full force and effect thereafter in accordance with their respective terms.

110.                        Distributions.  All distributions pursuant to the Plan shall be made in accordance with Article VI of the Plan, and such methods of distribution are approved.

111.                        Issuance of New Parent Equity, Purchaser Take-Back Notes, and Amended Prepetition Notes.  On the Effective Date, the Debtors are authorized to and shall issue and distribute the New Parent Equity, the Purchaser Take-Back Notes, and the Amended Prepetition Notes in accordance with the terms of the Plan and without the need for any further corporate or shareholder action; provided that the New Certificate of Incorporation shall be filed with the

Delaware Secretary of State prior to the issuance of the New Parent Equity.  All of the New Parent Equity, Purchaser Take-Back Notes, and Amended Prepetition Notes when so issued, shall be duly authorized, validly issued, enforceable, and as to the New Parent Equity, shall be fully paid and non-assessable.

112.                        Compromise and Settlement of Claims, Interests, and Controversies.  Pursuant to section 1123(b)(3)(a) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan —  including the Committee Plan Settlement — constitute a good faith compromise of Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a creditor or an Interest Holder may have with respect to any Allowed Claim or Interest or any distribution to be made on account of such Allowed Claim or Interest.  The entry of this Confirmation Order constitutes approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding that such compromise or settlement was negotiated at arms’-length and in good faith, is in the best interests of the Debtors, their Estates, and Holders of such Claims and Interests, and is fair, equitable, and reasonable.

113.                        Release, Exculpation, Discharge, and Injunction Provisions.  Subject to paragraph 159 of this Confirmation Order, all discharge, injunction, release, and exculpation provisions set forth in the Plan, including but not limited to those contained in Articles VIII.B, VIII.C, VIII.D, VIII.E, VIII.F, VIII.G, and VIII.H of the Plan, are approved and shall be effective and binding on all persons and entities to the extent provided therein.

114.                        Third-Party Release Opt-Out Procedures.  The procedures for applicable parties to elect to opt out of granting the Third-Party Releases, the opt-out section of the Ballots and the Notice of Non-Voting Status, as the case may be, and the notice of such opt-out procedures set forth in the Combined Hearing Notice, the Ballots, and the Notice of Non-Voting Status are hereby approved in all respects.

115.                        Discharge of Claims and Termination of Interests.  Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan and the Plan Supplement, or in a contract, instrument, or other agreement or document executed pursuant to the Plan and the Plan Supplement, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors or the GUC Administrator solely with respect to any General Unsecured Claims), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not:  (a) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has voted to accept the Plan.  Any default or “event of default” by the Debtors or their Affiliates with respect to any Claim or Interest that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing)

as of the Effective Date.  This Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

116.                        Tax Withholding.  Pursuant to the Plan, including Article VI.F thereof, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.  The Debtors, the Reorganized Debtors, and the GUC Administrator, as applicable, reserve the right to allocate all distributions made under the Plan in compliance with applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

117.                        Payment of Statutory Fees.  On the Effective Date and thereafter as may be required, the Reorganized Debtors shall pay all fees incurred pursuant to sections 1911 through 1930 of chapter 123 of title 28 of the United States Code, together with interest, if any, pursuant to § 3717 of title 31 of the United States Code for the Chapter 11 Cases.

118.                        Documents, Mortgages and Instruments.  Each federal, state, local, foreign or other governmental agency is authorized to accept any and all documents, mortgages or instruments necessary or appropriate to effectuate, implement or consummate the Plan.

119.                        Return of Deposits.  All utilities, including any Person who received a deposit or other form of “adequate assurance” of performance pursuant to section 366 of the Bankruptcy Code during the Chapter 11 Cases (collectively, the “Deposits”), whether pursuant to the Final Order (I) Approving Debtors’ Proposed Adequate Assurance of Payment for Future Utility Services, (II) Prohibiting Utility Companies from Altering, Refusing, or Discontinuing Services, and (III) Approving Debtors’ Proposed Procedures Resolving Additional Assurance Requests [Docket No. 235] (the “Utilities Order”) or otherwise, including, but not limited to, gas, electric, telephone, data, cable, trash, freight, and waste management services, are directed to return such Deposits to the Reorganized Debtors within 15 days following the Effective Date.  Additionally, the Debtors or Reorganized Debtors, as applicable, are hereby authorized to close the Adequate Assurance Account (as defined in the Utilities Order).

120.                        Filing and Recording.  This Confirmation Order is binding upon and shall govern the acts of all persons or entities including all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any document or instrument.  Each and every federal, state, and local government agency is hereby directed to accept any and all documents and instruments necessary, useful, or appropriate (including financing statements under the applicable uniform commercial code) to effectuate, implement, and consummate the transactions contemplated by the Plan and this Confirmation Order without payment of any stamp tax or similar tax imposed by state or local law.

121.                        Continued Effect of Stays and Injunctions.  Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

122.                        Debtors’ Actions Post-Confirmation Through the Effective Date.  During the period from entry of this Confirmation Order through and until the Effective Date, each of the Debtors shall continue to operate its business as a debtor in possession, subject to the oversight of the Court as provided under the Bankruptcy Code, the Bankruptcy Rules, and this Confirmation Order and any order of the Court that is in full force and effect.

123.                        Authorization to Consummate.  The Debtors are authorized to consummate the Plan and the Restructuring Transactions at any time after entry of this Confirmation Order subject to satisfaction, or waiver in accordance with Article X.C of the Plan, of the conditions precedent to Consummation set forth in Article X of the Plan.

124.                        Nonseverability of Plan Provisions Upon Confirmation.  Each provision of the Plan is:  (a) valid and enforceable in accordance with its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ consent (and subject to other consents and consultation rights set forth in the Plan) in accordance with the terms set forth in the Plan; and (c) nonseverable and mutually dependent.

125.                        Post-Confirmation Modifications.  Without need for further order or authorization of the Court, the Debtors or the Reorganized Debtors, as applicable, are authorized and empowered to make any and all modifications to any and all Plan Documents that are necessary to effectuate the Plan that do not materially modify the terms of such documents and are consistent with the Plan.  Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors and the Reorganized Debtors reserve their respective rights prior to the Effective Date to withdraw, alter, amend, or modify materially the Plan with respect to such Debtor or Reorganized Debtor and, to the extent necessary, may initiate proceedings in the Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or this Confirmation Order, as may be necessary to carry out the purposes and intent of the Plan.  Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article XI.A of the Plan.

126.                        Conditions to the Effective Date.  The Plan shall not become effective unless and until the conditions set forth in Article X.B of the Plan have been satisfied or waived pursuant to Article X.C of the Plan.

127.                        GUC Administrator.  Upon the Effective Date, the GUC Administrator shall be appointed to administer the reconciliation and settlement process of General Unsecured Claims, distribution of the General Unsecured Claims Cash Distribution Amount, and such other matters as may be agreed upon between the GUC Administrator, the Reorganized Debtors, and prior to its dissolution, the Committee.  The GUC Administrator shall have all the rights and powers to implement the provisions of the Plan pertaining to the GUC Administrator in accordance with, and subject to the terms of, the Plan, including the right to (a) make distributions of the General Unsecured Claims Cash Distribution Amount as contemplated in the Plan, (b) establish and administer any necessary reserves from the General Unsecured Claims Cash Distribution Amount for Disputed Claims that may be required; and (c) object to Claims and prosecute, settle, compromise, withdraw or resolve Claims in any manner provided for in the Plan.  The role and responsibilities of the GUC Administrator shall terminate after all distributions of the General Unsecured Claims Cash Distribution Amount have been made.  All GUC Administrator Expenses shall be paid as set forth in the Plan.  The Reorganized Debtors shall reasonably cooperate with the GUC Administrator and provide it with copies or access to any books and records reasonably necessary for the GUC Administrator to perform its duties under the Plan at no cost to the Reorganized Debtors at the GUC Administrator’s sole expense.  As set forth in the Plan, the GUC Administrator may not pursue any Claims or Causes of Action against any of the Released Parties.

128.                        Reversal/Stay/Modification/Vacatur of Confirmation Order.  Except as otherwise provided in this Confirmation Order, if any or all of the provisions of this Confirmation Order are hereafter reversed, modified, vacated, or stayed by subsequent order of this Court or any other court, such reversal, stay, modification, or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or Lien incurred or undertaken by the Debtors or the Reorganized Debtors, as applicable, prior to the effective date of such reversal, stay, modification, or vacatur.  Notwithstanding any such reversal, stay, modification, or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Confirmation Order prior to the effective date of such reversal, stay, modification, or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan or any amendments or modifications thereto.

129.                        Applicable Nonbankruptcy Law.  The provisions of this Confirmation Order, the Plan, and related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

130.                        Governmental Approvals Not Required.  This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state, federal, or other governmental authority with respect to the implementation or consummation of the Plan, any certifications, documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan.

131.                        Appointment of the Prepetition 2021 Notes Post-Emergence Indenture Trustee.  Upon the Effective Date and pursuant to the Amended Prepetition Notes Documents, the Prepetition 2021 Notes Post-Emergence Indenture Trustee shall be the successor to the Prepetition 2021 Notes Indenture Trustee,  (i) as indenture trustee under the Prepetition 2021 Notes

Indenture pursuant to Section 7.08 to the Prepetition 2021 Notes Indenture, and (ii) in each of its other capacities, including as Collateral Agent, under the Prepetition 2021 Notes Documents; and the Prepetition 2021 Notes Indenture Trustee shall pay over to the Prepetition 2021 Notes Post-Emergence Indenture Trustee any and all property (other than 2021 Notes Secured Claim Cash Distribution) held by the Prepetition 2021 Notes Indenture Trustee under and by virtue of the Prepetition 2021 Notes Indenture.  In furtherance thereof, with effect as of the Effective Date, all rights, powers, trusts, privileges, immunities, duties, and obligations of the Prepetition 2021 Notes Indenture Trustee under the Prepetition 2021 Notes Indenture and all of its rights to, and liens upon, the Collateral shall be transferred and assigned to the Prepetition 2021 Notes Post-Emergence Indenture Trustee as successor in interest and the Prepetition 2021 Notes Post-Emergence Indenture Trustee shall have a valid, perfected, non-avoidable, and perfected lien and security interest in all such Collateral.  The Prepetition 2021 Notes Indenture Trustee will act as Disbursing Agent with respect to the Prepetition 2021 Notes Secured Claim Cash Distribution in accordance with Section VI.B of the Plan.  The Prepetition 2021 Notes Trustee’s charging lien under the Indenture is hereby preserved.  Upon the Effective Date, the Prepetition 2021 Notes Indenture Trustee shall be discharged from all duties and obligations under the Prepetition 2021 Notes Indenture and under the Prepetition 2021 Notes Documents; provided that the Reorganized Debtors obligations to the Prepetition 2021 Notes Indenture Trustee set forth in Section 7.07 of the Prepetition 2021 Notes Indenture shall continue.  The Reorganized Debtors shall prepare any instrument of assignment or transfer or other documents reasonably necessary to effectuate or evidence the transfer of the Prepetition 2021 Notes Indenture Trustee’s interest in the Collateral to the Prepetition 2021 Notes Post-Emergence Indenture Trustee.  The Prepetition 2021 Notes Indenture Trustee and the Prepetition 2021 Notes Post-Emergence Indenture Trustee shall be authorized to, but shall not be obligated to, file, amend, assign, endorse, and/or execute as applicable (i) any UCC assignments or amendments with respect to any UCC financing statements, (ii) any assignments, amendments, or replacements with respect to the existing mortgages, (iii) assignments or amendments with respect to any other filings, account control agreements, and certificates of title in each case in respect of the Collateral.  From and after the Effective Date until such time as all instruments of assignment or transfer with respect to the Prepetition 2021 Notes Indenture Trustee’s interest in the Collateral are executed and/or recorded Successor Trustee and all Liens granted in favor of the Prepetition 2021 Notes Indenture Trustee in the Collateral have been assigned or otherwise transferred to the Prepetition 2021 Notes Post-Emergence Indenture Trustee, the Prepetition 2021 Notes Indenture Trustee shall continue to hold such Collateral and/or Liens on such Collateral as a co-Collateral Agent, subagent, and/or bailee of the Prepetition 2021 Notes Post-Emergence Indenture Trustee, solely for the purposes of maintaining the priority and perfection of such Liens.  The Prepetition 2021 Notes Indenture Trustee shall have no responsibility or obligation to take any action to maintain the priority or perfection of such Liens or have, shall have, or be deemed to have, a fiduciary relationship to the Prepetition 2021 Notes Post-Emergence Indenture Trustee.  The Prepetition 2021 Notes Indenture Trustee and the Prepetition 2021 Notes Post-Emergence Trustee shall have no responsibility or obligation to take any action to maintain the priority or perfection of such Liens or have, shall have, or be deemed to have, a fiduciary relationship to the Prepetition 2021 Notes Post-Emergence Indenture Trustee or the Prepetition 2021 Notes Indenture Trustee, as applicable.

132.                        Resolution of Objections and Other Issues.  To the extent that any objections, reservations of rights, statements or joinders to Confirmation have not been resolved, withdrawn, waived, or settled prior to entry of this Confirmation Order or otherwise resolved herein or as stated on the record of the Confirmation Hearing, they are hereby overruled on the merits based on the record before this Court.

133.                        Governmental Agencies.  Nothing in the Plan Documents or this Confirmation Order restricts, nullifies, or otherwise narrows any provisions of the Sale Order (including, but not limited to, paragraphs 11, 21, and 29-32 of that Order [Docket No. 674]), which are preserved and continue in full force and effect, provided that Claims by Governmental Units that are preserved by the Sale Order may be discharged pursuant to 11 U.S.C. § 1141.

134.                        Notwithstanding any provision in the Plan Documents or this Confirmation Order, Governmental Units (as defined in 11 U.S.C. § 101(27)) are not Releasing Parties.  Nothing in the Plan Documents or this Confirmation Order discharges, releases, or precludes or enjoins the enforcement of:  (a) any liability to any Governmental Unit that is not a “claim” as defined in 11 U.S.C. § 101(5) (“Government Claim”); (b) any Government Claim of a Governmental Unit arising on or after the Confirmation Date; (c) any police or regulatory liability to a Governmental Unit that any entity would be subject to as the owner or operator of property after the Confirmation Date; or (d) any liability to a Governmental Unit on the part of any Person other than the Debtors or Reorganized Debtors.  Nor shall anything in the Plan Documents or this Confirmation Order enjoin or otherwise bar a Governmental Unit from asserting or enforcing, outside this Court, any liability described in the preceding sentence.  Nothing in the Plan Documents or this Confirmation Order shall affect, waive, or limit the United States’ rights of setoff or recoupment against the Debtors and/or their successors and assigns and such rights are expressly preserved, except as such rights may be impaired under applicable law.  Nothing in the Plan Documents or this Confirmation Order divests any tribunal of any jurisdiction it may have to interpret the Plan Documents or this Confirmation Order or to adjudicate any defense asserted under the Plan Documents or this

Confirmation Order.  Administrative expense claims of Governmental Units allowed pursuant to the Plan Documents or the Bankruptcy Code shall accrue interest and penalties as provided by non-bankruptcy law until paid in full subject to any applicable defenses.  Notwithstanding the foregoing or any other provision of the Plan Documents or this Confirmation Order, (a) nothing in the Plan Documents or this Confirmation Order shall modify or alter Section 502 of the Bankruptcy Code with respect to claims of Governmental Units, including but not limited to the provisions pertaining to the estimation of claims, and (b) no Claims of the United States or its agencies or instrumentalities shall be compromised and/or settled without the United States’ express written consent other than, subject to Article VIII.L of the Plan, the satisfaction, discharge, and release of the Allowed amount of such claim, pursuant to 11 U.S.C. § 1141.

135.                        Notwithstanding the foregoing or any other provision of the Plan Documents or this Confirmation Order, nothing in the Plan Documents or this Confirmation Order (a) confers in the Court jurisdiction over any matter concerning Governmental Units as to which it would not have jurisdiction under 28 U.S.C. §§ 157 and 1334 or (b) divests any tribunal of any jurisdiction it may have under nonbankruptcy law to interpret the Plan or this Confirmation Order, or to adjudicate any defense asserted under the Plan or this Confirmation Order.

136.                        Nothing in the Plan Documents or this Confirmation Order shall be deemed to determine the tax liability of any person or entity, including but not limited to the Debtors, nor shall the Plan or this Confirmation Order be deemed to have determined the federal tax treatment of any item, distribution, or entity, including the federal tax consequences of the Plan, nor shall anything in the Plan or this Confirmation Order be deemed to have conferred jurisdiction upon the Bankruptcy Court to make determinations as to federal tax liability and federal tax treatment except as provided under section 505 of the Bankruptcy Code.

137.                        State of Montana.  Notwithstanding any other provision of the Plan or other agreements between the Debtors and third parties, nothing in the Plan or this Confirmation Order shall be deemed or interpreted to alter, diminish or enlarge any of the rights or obligations of (i) the Sureties or any obligee under the Existing Surety Bonds (as defined in the Sale Order) with respect to any obligations relating to such Existing Surety Bonds; or (ii) any party under any contract or lease assumed but not assigned in the Chapter 11 Cases.  Notwithstanding paragraph 130 (Governmental Approvals Not Required) of this Confirmation Order, nothing in this Confirmation Order or the Plan obviates the need for any regulatory or other governmental consent, approval, license or permit from the State of Montana or any of its agencies, departments or divisions under any applicable law, rule or regulation with respect to the transactions contemplated by the Sale Order.  Nothing in the Plan or this Confirmation Order authorizes the transfer or assignment of any permits, leases, or contracts with the Montana Department of Natural Resources or the Montana Department of Environmental Quality, or the issuance or transfer of any environmental permit or any authority to operate under an existing permit.  Nothing in the Plan or this Confirmation Order restricts, nullifies, or otherwise narrows any provisions of the Order Approving Certain Designations of Assumption and Assignment of Contracts and Unexpired Leases (including, but not limited to, paragraph 6 of that Order [Docket No. 741]), which are preserved and continue in full force and effect with respect to the Additional Purchased Contracts to which the State of Montana or any of its agencies, departments or divisions is a counterparty.

138.                        Internal Revenue Service.  Notwithstanding anything contained in this Confirmation Order or the Plan Documents, nothing in this Confirmation Order or the Plan Documents shall (1) release, enjoin, or discharge any non-Debtor from any claim, liability, interest, suit, right or cause of action of the United States, on behalf of its Internal Revenue Service

(“IRS”), nor shall anything in the Plan Documents enjoin the IRS from bringing any claim, liability, interest, suit, right, cause of action or other proceeding against any non-Debtor for any liability whatsoever;  (2) be construed as a compromise or settlement of any claim, liability, suit, cause of action or interest of the IRS; (3) discharge any debt described in section 1141(d)(6) of the Bankruptcy Code; (4) constitute an approval or consent by the IRS without compliance with all applicable legal requirements and approvals under non-bankruptcy law; (5) modify the treatment of late filed claims by the IRS under applicable law; (6) deem distributions made after the Effective Date as having been made on the Effective Date; (7) require the IRS to file a claim described in section 503(b)(1)(A) and (B) of the Bankruptcy Code by the Administrative Claims Bar Date in accordance with section 503(b)(1)(D) of the Bankruptcy Code; or (8) modify or alter section 502 of the Bankruptcy Code with respect to the Claims of the IRS, including but not limited to the provisions pertaining to the estimation of Claims.  Administrative expense claims of the IRS allowed pursuant to the Plan or the Bankruptcy Code shall accrue interest and penalties to the extent provided by applicable non-bankruptcy law until paid in full.  Priority Tax Claims allowed pursuant to the Plan or the Bankruptcy Code shall be paid pursuant to a Reinstatement of such Claim or in accordance with the terms set forth in sections 511 and 1129(a)(9)(C) of the Bankruptcy Code.  For the avoidance of doubt, no Claims held by the IRS, including any Administrative Claim or Priority Claim, are Assumed Liabilities.

139.                        Sureties.  Arch Insurance Company, Argonaut Insurance Company, Aspen American Insurance Company, Aspen Specialty Insurance Company, Fidelity and Deposit Company of Maryland, Colonial American Casualty and Surety Company, American Guarantee and Liability Insurance Company, and North American Specialty Insurance Company (collectively, the “Sureties” and each, individually, a “Surety”) have issued commercial surety bonds on behalf of certain of the Debtors (collectively, the “Existing Surety Bonds” and, each individually, an “Existing Surety Bond”).  These Existing Surety Bonds are issued pursuant to certain existing indemnity agreements and/or related agreements (including coal reclamation bond agreements) by and between the Sureties, on the one hand, and the Debtors and their affiliates and certain non-Debtors, as applicable, on the other hand (collectively, the “Existing Indemnity Agreements” and, each, an “Existing Indemnity Agreement”).

140.                        Notwithstanding any other provision of the Plan or other agreements between the Debtors and third parties, nothing in the Plan or Confirmation Order, including, without limitation, the exculpation, release, injunction, exclusions, and discharge provisions of the Plan and Article VIII shall be deemed to bar, alter, limit, impair, release, or modify any of the terms and provisions of, or rights of the Sureties or the Debtors under the Order (I) Approving the Sale of the Debtors’ Assets free and Clear of Liens, (II) Approving Assumption and Assignment of Executory Contracts and Unexpired Leases, and (III) Granting Related Relief [Docket No. 674] (the “Sale Order”).

141.                        Nothing in the Plan, or this Order, shall impair, release, discharge, preclude, or enjoin any obligations of the Debtors to the Sureties under the Existing Surety Bonds, the Existing Indemnity Agreements, and obligations under the common law of suretyship, as set forth in the Sale Order, and such obligations are unimpaired and are not being released, discharged, precluded, or enjoined by the Plan, this Order, or agreements with third parties.  For the avoidance of doubt, the Sureties are deemed to have opted out of the releases and are not Releasing Parties or Released Parties under the Plan.

142.                        Nothing in the Plan or this Confirmation Order shall be deemed to limit any Surety’s rights or interests in any collateral or the proceeds of such collateral securing the Existing Surety Bonds and the Existing Indemnity Agreements (the “Surety Collateral”), including, without limitation, the right to draw or use any Surety Collateral to reimburse any claim of such Surety under or in respect of the Existing Surety Bonds and/or the Existing Indemnity Agreements.

143.                        Nothing in the Plan or this Confirmation Order, or any document or other agreements or exhibits to the Plan, shall be interpreted to alter, diminish or enlarge the rights or obligations of the Sureties or any obligee under the Existing Surety Bonds with respect to any reclamation obligations relating to such Existing Surety Bonds, nor shall any provision of the Plan be deemed to enjoin or preclude the Sureties from asserting any rights or claims of any obligees under such Existing Surety Bonds.

144.                        Comerica Leasing Corporation.  Notwithstanding anything to the contrary in this Confirmation Order, the Plan, and Disclosure Statement, to the extent necessary, that certain Master Lease Agreement Number: 25368-90000, dated February 7, 2013, including Schedule (Lease Intended as Security) to Master Lease Agreement, Schedule Number 25368-90000-005, dated February 14, 2014, related thereto, by and between Cloud Peak Energy Services Company and Comerica Leasing Corporation (“Comerica”), as successor-in-interest to Banc of America Leasing & Capital, LLC,  is hereby rejected as of the Effective Date pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code.  Further, the Hitachi EX 1200-6 Excavator, Serial No. 100013580 equipment (“Equipment”), is, as of the Effective Date, deemed abandoned pursuant to section 554 of the Bankruptcy Code, and Comerica may, at no cost to the Debtors and in accordance with applicable law but without further notice or order of this Court, utilize, sell and/or dispose of the Equipment and, to the extent necessary, the automatic stay is modified to allow such disposition.

145.                        Nelson Brothers Mining Services, LLC.  The assumed post-Petition Date, pre-Closing Date trade payables claim, as set forth in the Asset Purchase Agreement Among Navajo

Transitional Energy Company, LLC and Certain Subsidiaries of Cloud Peak Energy, Inc. as dated August 19, 2019 (the “APA”), of Nelson Brothers Mining Services, LLC (“NBMS”) in the amount of $3,979,530.84, and as also described in the Notice of Certain Liabilities Assumed By Navajo Transitional Energy Company, LLC Under The Asset Purchase Agreement [Docket No. 811], shall constitute an Assumed Purchaser Administrative Claim as defined in Article I.A.15 of the Plan, and shall further constitute an Assumed Liability as defined in Article II.2.3 of said APA [Docket No. 674-1], and shall additionally constitute a Trade Payable as more specifically defined in Article II.2.3(g) of said APA, and shall be paid by and shall be a direct obligation of Navajo Transitional Energy Company, LLC to NBMS.

146.                        BNSF Railway Company.  Notwithstanding anything to the contrary in the Plan or this Confirmation Order, solely to the extent not paid by the Purchaser, with respect to claims for unpaid shipping/freight charges payable under the BNSF Contracts (as defined in Docket No. 741) to BNSF Railway Company (“BNSF”), BNSF reserves the right to assert that such claims shall not constitute Assumed Purchaser Administrative Claims, and BNSF’s right to file an Administrative Claim for such claims is hereby reserved, and the Debtors reserve the right to assert any rights and defenses, including that such claims are Assumed Purchaser Administrative Claims.

147.                        Zurich Companies.  Notwithstanding anything to the contrary in the Definitive Documentation, the SAPSA, any other documents related to any of the foregoing or any other order of the Court (including, without limitation, any other provision that purports to be preemptory or supervening, grants an injunction, discharge or release, or requires a party to opt out of any releases):

(a) nothing shall alter, amend or otherwise modify the Zurich Insurance Contracts(4) except that, on the Effective Date, the Reorganized Debtors shall assume, pursuant to sections 105 and 365 of the Bankruptcy Code, all of the Zurich Workers’ Compensation Insurance Contracts(5) (and the Zurich Workers’ Compensation Insurance Contracts shall not be impaired) and shall, subject to the reservation of rights set forth in parts (b) and (c) hereof, become and remain liable in full for all of the Debtors’ and the Reorganized Debtors’ obligations under the Zurich Workers’ Compensation Insurance Contracts, regardless of whether such obligations arise before or after the Effective Date.  For the avoidance of doubt and as set forth in part (c) below, the Zurich Insurance Companies(6) shall retain all rights to any collateral or security provided to them with respect to the Zurich Insurance Contracts and shall retain all rights to draw on any such collateral or security provided to them in accordance with the Zurich Insurance Contracts;

(b) without altering the Zurich Insurance Companies’ rights to draw on any collateral or security as provided in this paragraph 147, the Zurich Insurance Companies shall be allowed to file an Administrative Claim with respect to the Zurich Insurance Contracts by the Administrative Claims Bar Date, with all parties reserving all rights to contest such Administrative Claims;

(c) the automatic stay of Bankruptcy Code section 362(a) and the injunctions set forth in Article VIII.H of the Plan, if and to the extent applicable, shall be deemed lifted without further

(4)         The term “Zurich Insurance Contracts” shall mean all insurance policies and related agreements issued by any of the Zurich Companies at any time to any of the Debtors (or their predecessors).  For the avoidance of doubt, this does not include any contracts with the Sureties.

(5)         The term “Zurich Workers’ Compensation Insurance Contracts” shall mean all workers’ compensation insurance policies and related agreements issued by any of the Zurich Companies at any time, or which provide workers’ compensation coverage to, any of the Debtors (or their predecessors).  For the avoidance of doubt, the Zurich Workers’ Compensation Contracts are a subset of the Zurich Insurance Contracts and do not include any contracts with the Sureties.

(6)         The term “Zurich Insurance Companies” shall mean American Guarantee and Liability Insurance Company, American Zurich Insurance Company, Zurich American Insurance Company and each of their affiliates and successors.

order of this Court, solely to permit (to the extent permitted by the Zurich Insurance Contracts and applicable nonbankruptcy law):  (I) claimants with valid workers’ compensation claims or direct action claims against a Zurich Insurance Company under applicable non-bankruptcy law to proceed with their claims; (II) the Zurich Insurance Companies to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Court, (A) workers’ compensation claims, (B) claims where a claimant asserts a direct claim against the Zurich Insurance Companies under applicable non-bankruptcy law, or an order has been entered by this Court granting a claimant relief from the automatic stay or the injunctions set forth in Article VIII.H of the Plan to proceed with its claim, and (C) all costs in relation to each of the foregoing; (III) the Zurich Insurance Companies to draw against any or all of the collateral or security provided by or on behalf of the Debtors (or the Reorganized Debtors, as applicable), to hold the proceeds thereof as security for the obligations of the Debtors (and the Reorganized Debtors, as applicable), and/or apply such proceeds to the obligations of the Debtors (and the Reorganized Debtors, as applicable) under and in accordance with the applicable Zurich Insurance Contracts; and (IV) take other actions relating to the Zurich Insurance Contracts to the extent permissible under applicable nonbankruptcy law and in accordance with the terms of the Zurich Insurance Contracts.

(d) For the avoidance of doubt, the GUC Administrator shall succeed to the rights of the Debtors or the Reorganized Debtors, as applicable, to any insurance policy, but solely to the extent it relates to an Allowed General Unsecured Claim; provided, however, that the GUC Administrator shall not be entitled to coverage as an insured under the Zurich Insurance Contracts at any time without the express written permission of the Zurich Insurance Companies.

148.                        Navajo Transitional Energy Company, LLC.  For the avoidance of doubt, notwithstanding anything in the Plan or this Confirmation Order, Navajo Transitional Energy Company, LLC is not a Released Party under the Plan.

149.                        Waiver of Filings.  Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to file any list, schedule, or statement with the Court or the U.S. Trustee (except for monthly operating reports or any other post-confirmation reporting obligation to the U.S. Trustee) is hereby waived as to any such list, schedule, or statement not filed as of the Confirmation Date.

150.                        Waiver of Stay. For good cause shown, the stay of this Confirmation Order provided by any Bankruptcy Rule is waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry by the Court.  The Debtors and the Reorganized Debtors are authorized to consummate the Plan at any time.

151.                        Notice of Entry of the Confirmation Order and Effective Date.  In accordance with Bankruptcy Rules 2002 and 3020(c), as soon as reasonably practicable after the Effective Date, the Debtors shall serve notice of the entry of this Confirmation Order and notice of the Effective Date, substantially in the form annexed hereto as Exhibit B to all parties who hold a Claim or Interest in these cases, the U.S. Trustee, and other parties in interest.  Such notice is hereby approved in all respects and shall be deemed good and sufficient notice of confirmation of the Plan, entry of this Confirmation Order, and the occurrence of the Effective Date.

152.                        Substantial Consummation.  On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.

153.                        Termination of SAPSA.  On the Effective Date, the SAPSA will terminate in accordance with sections 7 and 8 thereof.

154.                        References to and Omissions of Particular Plan Provisions.  References to articles, sections, and provisions of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan or this Confirmation Order.  The failure to specifically describe, include, or to refer to any particular article, section, or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, it being the intent of the Court that the Plan is confirmed in its entirety, except as expressly modified herein, the Plan Documents are approved in their entirety, and all are incorporated herein by this reference.

155.                        Headings.  Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose.

156.                        Effect of Conflict.  This Confirmation Order supersedes any Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order.  If there is any inconsistency between the terms of the Plan and the terms of this Confirmation Order, then, solely to the extent of such inconsistency, the terms of this Confirmation Order govern and control.  None of the descriptions of the Sale Order, the Sale Transaction Documents, the Royalty Interest Documents, or the Purchaser Take-Back Notes included in the Plan, the Disclosure Statement, the Confirmation Order, or any other order of the Court (or any exhibits, schedules, appendices, supplement, or amendment to any of the foregoing) shall be deemed to modify, expand or control in any way over the express terms of the Sale Order, the Sale Transaction Documents, the Royalty Interest Documents or the Purchaser Take-Back Notes, solely as between the parties thereto.

157.                        Final Order.  This Confirmation Order is a Final Order and the period in which an appeal must be filed shall commence upon the entry hereof.

158.                        Retention of Jurisdiction.  Except as set forth in the Plan or this Confirmation Order, the Court may properly, and upon the Effective Date shall retain jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases, including the matters set forth in Article XII of the Plan and section 1142 of the Bankruptcy Code.

159.                        Release and Exculpation.  Notwithstanding anything set forth in the Plan or this Confirmation Order, (i) Class 7 — Parent Interests are not Releasing Parties (as defined in paragraph 149 of the Plan) under the Plan and (ii) the Exculpation set forth in Article XIII.G of the Plan shall be limited to the postpetition period.

Dated: December 5, 2019	/s/ Kevin Gross
Wilmington, Delaware	Kevin Gross
United States Bankruptcy Judge

Exhibit A

Plan

Exhibit B

Proposed Confirmation Order Notice

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re	)	Chapter 11
)
CLOUD PEAK ENERGY INC., et al.,	)	Case No. 19 — 11047 (KG)
)
Debtors.(1))		(Jointly Administered)
)

NOTICE OF (I) ENTRY OF ORDER CONFIRMING THE

REVISED FIRST AMENDED JOINT CHAPTER 11 PLAN OF

CLOUD PEAK ENERGY INC. AND CERTAIN OF ITS DEBTOR

AFFILIATES AND (II) OCCURRENCE OF THE EFFECTIVE DATE

PLEASE TAKE NOTICE that on December [•], 2019, the Honorable Kevin Gross, United States Bankruptcy Judge for the United States Bankruptcy Court for the District of Delaware (the “Court”), entered the order [Docket No.    ] (the “Confirmation Order”) confirming the Revised First Amended Joint Chapter 11 Plan of Cloud Peak Energy Inc. and Certain of its Debtor Affiliates [Docket No.    ] (as amended, modified, or supplemented, the “Plan”) and approving the Revised First Amended Disclosure Statement for the Joint Chapter 11 Plan of Cloud Peak Energy Inc. and Certain of its Debtor Affiliates [Docket No.    ].(2)

PLEASE TAKE FURTHER NOTICE that the Effective Date of the Plan occurred on December [   ], 2019.

PLEASE TAKE FURTHER NOTICE that copies of Confirmation Order and the Plan, as well as other documents filed in the Chapter 11 Cases can be found on the docket of the Chapter 11 Cases and can also be downloaded free of charge from the website of the Debtors’ noticing and claims agent, Prime Clerk LLC, at https://cases.primeclerk.com/cloudpeakenergy.

(1)         The Debtors in these chapter 11 cases and the last four digits of their respective federal tax identification numbers are:  Antelope Coal LLC (8952); Arrowhead I LLC (3024); Arrowhead II LLC (2098); Arrowhead III LLC (9696); Big Metal Coal Co. LLC (0200); Caballo Rojo LLC (9409); Caballo Rojo Holdings LLC (4824); Cloud Peak Energy Finance Corp. (4674); Cloud Peak Energy Inc. (8162); Cloud Peak Energy Logistics LLC (7973); Cloud Peak Energy Logistics I LLC (3370); Cloud Peak Energy Resources LLC (3917); Cloud Peak Energy Services Company (9797); Cordero Mining LLC (6991); Cordero Mining Holdings LLC (4837); Cordero Oil and Gas LLC (5726); Kennecott Coal Sales LLC (0466); NERCO LLC (3907); NERCO Coal LLC (7859); NERCO Coal Sales LLC (7134); Prospect Land and Development LLC (6404); Resource Development LLC (7027); Sequatchie Valley Coal Corporation (9113); Spring Creek Coal LLC (8948); Western Minerals LLC (3201); Youngs Creek Holdings I LLC (3481); Youngs Creek Holdings II LLC (9722); Youngs Creek Mining Company, LLC (5734).  The location of the Debtors’ service address is:  385 Interlocken Crescent, Suite 400, Broomfield, Colorado 80021.

(2)         Unless otherwise defined in this notice, capitalized terms used in this notice shall have the meanings ascribed to them in the Plan and the Confirmation Order.

PLEASE TAKE FURTHER NOTICE that the Court has approved certain discharge, release, exculpation, injunction, and related provisions in Article VIII of the Plan.

PLEASE TAKE FURTHER NOTICE that the Plan and Confirmation Order, and the provisions thereof, are binding on the Debtors, the Reorganized Debtors, any Holder of a Claim against or Interest in the Debtors and such Holder’s respective successors, assigns, and designees, whether or not the Claim or Interest of such Holder is impaired under the Plan and whether or not such Holder or entity voted to accept the Plan.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Plan and the Confirmation Order, the deadline for filing requests for payment of Administrative Claims shall be 30 days after the Effective Date and the deadline for filing requests for payment of Professional Fee Claims shall be 60 days after the Effective Date.

PLEASE TAKE FURTHER NOTICE that from and after this date, if you wish to receive notice of filings in this case, you must request such notice with the clerk of the Court and serve a copy of such request for notice on counsel to the Reorganized Debtors.  You must do this even if you filed such a notice prior to the Effective Date.

PLEASE TAKE FURTHER NOTICE that the Plan and the Confirmation Order contain other provisions that may affect your rights.  You are encouraged to review the Plan and the Confirmation Order in their entirety.

2

Dated: December [  ], 2019
Wilmington, Delaware

/s/ [DRAFT]
RICHARDS, LAYTON & FINGER, P.A.
Daniel J. DeFranceschi (No. 2732)
John H. Knight (No. 3848)
David T. Queroli (No. 6318)
One Rodney Square
920 North King Street
Wilmington, DE 19801
Tel: 302.651.7700
Fax: 302.651.7701
defranceschi@rlf.com; knight@rlf.com;
queroli@rlf.com

- and -

VINSON & ELKINS LLP
David S. Meyer (admitted pro hac vice)
Jessica C. Peet (admitted pro hac vice)
Lauren R. Kanzer (admitted pro hac vice)
666 Fifth Avenue, 26th Floor
New York, NY 10103-0040
Tel: 212.237.0000
Fax: 212.237.0100
dmeyer@velaw.com; jpeet@velaw.com;
lkanzer@velaw.com

- and -

Paul E. Heath (admitted pro hac vice)
2001 Ross Avenue, Suite 3900
Dallas, TX 75201
Tel: 214.220.7700
Fax: 214.999.7787
pheath@velaw.com

COUNSEL FOR THE DEBTORS